AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998

                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------


               THE AES CORPORATION                   DELAWARE                    54-1163725
                  AES TRUST II                       DELAWARE                    54-1840550
          (Exact name of Registrant as   (State or other jurisdiction of      (I.R.S. employer
            specified in its charter)     incorporation or organization)   identification number)


        1001  NORTH  19TH  STREET  ARLINGTON,   VIRGINIA  22209  (703)  522-1315
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

 BARRY J. SHARP 1001 NORTH 19TH STREET ARLINGTON, VIRGINIA 22209 (703) 522-1315 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copies to:
RICHARD  D.  TRUESDELL, JR. DAVIS POLK & WARDWELL 450 LEXINGTON AVENUE NEW YORK,
                         NEW YORK 10017 (212) 450-4000
                                --------------
APPROXIMATE DATE OF  COMMENCEMENT  OF PROPOSED SALE TO THE PUBLIC:  From time to time after this Registration Statement becomes effective.
                                --------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
--------------------------------------------------------------------------------


                                                              PROPOSED MAXIMUM PROPOSED MAXIMUM   PROPOSED MAXIMUM
                     TITLE OF EACH CLASS                        AMOUNT TO BE    AGGREGATE PRICE       AGGREGATE        AMOUNT OF
               OF SECURITIES TO BE REGISTERED                  REGISTERED (1)    PER UNIT (4)    OFFERING PRICE (4) REGISTRATION FEE
Term Convertible Preferred Securities of AES Trust II ("Pre-
 ferred Securities") ....................................... 6,000,000             $ 50.00          $300,000,000        $88,500
Junior Subordinated Debt Securities of The AES Corpora-
 tion ("Junior Subordinated Debt Trust Securities") ........ (2)
Common Stock of The AES Corporation ("Common Stock")         (3)
Guarantees of Preferred Securities of AES Trust II by the
 AES Corporation ("Preferred Securities Guarantee")(5) .....
Total ...................................................... 6,000,000             $ 50.00          $300,000,000        $88,500



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(1)Estimated  solely  for the  purpose  of  computing  the  registration  fee in accordance with Rule 457(c) of the Securities Act.


(2) $309,278,400 in aggregate principal amount of 5.50% Junior Subordinated Debt Trust Securities were issued and sold to AES Trust II (the "Trust") in connection with the issuance by the Trust of 6,000,000 of its $2.75 Term Convertible Preferred Securities, Series B (the "Preferred Securities"). The Junior Subordinated Debt Trust Securities may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.

(3) 5,348,500 shares of Common Stock of the Company ("Common Stock") are issuable initially upon conversion of the Preferred Securities being registered hereunder at the conversion rate of 0.8914 shares of Common Stock for each Preferred Security. An indeterminate number of shares of Common
    Stock as may be issuable upon conversion of the Preferred Securities are registered hereunder, including such shares as may be issuable pursuant to antidilution adjustments. The Common Stock issuable upon conversion of the Preferred Securities, if issued, will be issued for no additional consideration.

(4) Exclusive of accrued interest and distributions, if any.

(5) No separate consideration will be received for the Preferred Securities Guarantee or any back-up undertakings. Includes the rights of holders of the Preferred Securities of the Trust under the Trust Preferred Securities
    Guarantee and back-up undertakings, consisting of obligations by The AES Corporation to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of the Trust and such other obligations of The AES Corporation set forth in the Amended and Restated Declaration of Trust, the Junior Subordinated Debt Trust Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1998


PROSPECTUS
FEBRUARY __, 1998

6,000,000 Securities


AES TRUST II
$2.75 Term Convertible Securities, Series B ("TECONS SM")

(Liquidation amount $50 per security) fully and unconditionally guaranteed as set forth herein by and convertible into Common Stock of,



[AES LOGO]            THE AES CORPORATION


     The $2.75 Term Convertible Securities, Series B (the "TECONS" or "Preferred Securities"), liquidation amount $50 per security, offered for resale hereby were issued by AES Trust II, a statutory business trust formed under the laws of the State of Delaware ("AES Trust" or the "Trust"). These TECONS represent preferred undivided beneficial interests in the assets of the Trust. The TECONS were issued and sold (the "Original Offering") on October 29, 1997 (the
"Original Offering Date") to certain initial purchasers (the "Initial Purchasers") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act or institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investors") and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

     The AES Corporation, a Delaware corporation ("AES" or the "Company"), owns directly or indirectly all the common securities (the "Common Securities" or the "Trust Common Securities," and together with the TECONS, the "Trust Securities"), representing undivided beneficial interests in the assets of AES Trust. AES Trust exists for the sole purpose of issuing the TECONS and the Trust Common Securities and investing the proceeds thereof in 5.50% Junior Subordinated Convertible Debentures due 2012 (the "Junior Subordinated Debentures") of AES in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Junior Subordinated Debentures and the TECONS in respect of which this Prospectus is being delivered are referred to herein as the "Offered Securities." The Junior Subordinated Debentures are unsecured obligations of AES subordinate and junior in right of payment to certain other indebtedness of AES as described herein. Upon a Declaration Event of Default (as defined herein), the holders of the TECONS will have a preference over the holders of the Trust Common Securities with respect to payment in respect of Distributions (as defined herein) and payments upon redemption, liquidation and otherwise.

     The TECONS (and the Junior Subordinated Debentures and the securities issuable upon conversion) in respect of which this Prospectus is being delivered (the "Offered Securities") may be offered and sold from time to time by the holders thereof named herein or in a supplement hereto (collectively, the "Selling Holders") pursuant to this Prospectus as supplemented. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     Holders of the TECONS are entitled to receive cumulative cash distributions at an annual rate of $2.75 per TECONS, accruing from October 29, 1997 and payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1997. The term "Distributions" as used herein includes such cash distributions and any interest payable thereon unless otherwise stated. The Distribution rate and the Distribution and other payment dates for the TECONS will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust

     SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS" AND "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
        TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SE-
              CURITIES COMMISSION PASSED UPON THE ACCURACY OR ADE-
              QUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

assets.  If  principal  or  interest  is not  paid  on the  Junior  Subordinated
Debentures, including as a result of the Company's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded quarterly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters; provided, that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. During any such Extension Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that the foregoing will not apply to any stock dividends paid by the Company in its common stock, par value $.01 per share (the "AES Common Stock" or the "Common Stock"). See "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period" and "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension."

     The payment of Distributions out of moneys held by AES Trust and payments on liquidation of AES Trust and the redemption of TECONS, as set forth below, are guaranteed by the Company on a subordinated basis (the "Guarantee") as and to the extent described herein. The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS, but the Guarantee covers Distributions and other payments on the TECONS only if and to the extent that AES Trust has funds available therefor, which will not be the case unless the Company has made a payment to the Property Trustee (as defined herein) of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company, including Junior Subordinated Debentures, and will rank pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by AES. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior and Subordinated Debt (as defined herein). Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries and recognized as such.

     Each TECONS is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as defined herein), into AES Common Stock at the initial rate of 0.8914 shares of AES Common Stock for each TECONS (equivalent to an initial conversion price of $56.09 per share of AES Common Stock), subject to adjustment in certain circumstances. See "Description of the TECONS -- Conversion Rights." The AES Common Stock is listed on the NYSE under the symbol "AES." On February 10, 1998, the reported last sale price of the AES Common Stock on the NYSE Composite Tape was $41.25 per share.

     The Junior Subordinated Debentures are redeemable by the Company (in whole or in part) from time to time, on or after September 30, 2000 at the prices specified herein or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein) at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption (the "Redemption Price"). If the Company redeems Junior Subordinated Debentures, the Trust must redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed. See "Description of the TECONS -- Mandatory Redemption." The TECONS will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior Subordinated Debentures mature on September 30, 2012. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, the Trust shall be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis. See "Description of the TECONS -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

     In the event of the voluntary or involuntary dissolution, winding up or termination of the Trust, the holders of the TECONS will be entitled to receive, for each TECONS, a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the TECONS. See "Description of the TECONS -- Liquidation Distribution Upon Dissolution."

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus (this "Prospectus") in connection with the offer made hereby and if given or made such information or representation must not be relied upon as having been authorized by the Company, the Trust or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Trust since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                               TABLE OF CONTENTS

                                               PAGE                                                 PAGE
                                               ----                                                 ----
Available Information ..........................  3   Description of the Guarantee ................... 47
Incorporation of Certain Documents by Ref-            Description of the Junior Subordinated De-
   erence ......................................  4      bentures .................................... 50
Special Note Regarding Forward Looking                Relationship Between the TECONS, the Junior
   Statements ..................................  4      Subordinated Debentures and the Guarantee.    59
Prospectus Summary .............................  5   Certain Federal Tax Consequences ............... 60
Risk Factors ................................... 16   ERISA Considerations ........................... 65
Ratio of Earnings to Fixed Charges ............. 25   Selling Holders ................................ 67
Use of Proceeds ................................ 26   Plan of Distribution ........................... 67
Price Range of Common Stock and Dividend              Legal Matters .................................. 68
   Policy ...................................... 26   Experts ........................................ 68
AES Trust II ................................... 28   Notice of Transfer ............................. Appendix A
Description of the TECONS ...................... 30

                             AVAILABLE INFORMATION

     AES is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. These reports, proxy and information statements and other information may be inspected without charge and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the TECONS remain outstanding, it will furnish to the holders of the TECONS and file with the Commission (i) all quarterly and annual financial information that would be required to file such forms, including contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to be filed on such forms, including a "Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the TECONS remain outstanding, the Company has agreed to make available to any prospective purchaser of the TECONS or any beneficial owner of the TECONS in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates in this Prospectus by reference thereto and makes a part hereof the following documents, heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; (v) the Company's Current Reports on Form 8-K filed on January 9, 1998, November 10, 1997, November 6, 1997, October 24, 1997, August 18, 1997, July 16, 1997, July
15, 1997, July 14, 1997, July 3, 1997, March 24, 1997, March 13, 1997,  February
18, 1997 and January 30, 1997 and the Company's Current Reports on Form 8-K/A filed on November 7, 1997 and August 3, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the Offering being made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to William R. Luraschi, General Counsel and Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209, telephone (703) 522-1315.



               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS


     Certain statements under the captions "Prospectus Summary" and under the caption "Risk Factors" in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of AES, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following factors, as well as those factors discussed in the section entitled "Risk Factors" and those discussed elsewhere in AES's filings with the Commission, including its Current Report on Form 8-K dated February 26, 1996; changes in company-wide operation and availability compared to AES's historical performance; changes in AES's historical operating cost structure, including changes in various costs and expenses; political and economic considerations in certain non-U.S. countries where AES is conducting or is seeking to conduct business; restrictions on foreign currency convertibility and remittance abroad, exchange rate fluctuations and developing legal systems; regulation and restrictions; legislation intended to promote competition in U.S. and non-U.S. electricity markets; tariffs; governmental approval processes; environmental matters; construction, operating and fuel risks; load growth, dispatch and transmission constraints; conflict of interest of contracting parties; and adherence to the AES principles; and other factors referenced in this Prospectus. See "Risk Factors."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and consolidated financial statements and the notes thereto included and incorporated by reference in this Prospectus. References herein to "AES" or the "Company" include The AES
Corporation and its subsidiaries and affiliates unless the context requires otherwise and references herein to "MW" are to megawatts.


                                  THE COMPANY

     AES is a global power company committed to supplying electricity to customers world-wide in a socially responsible way. The Company was one of the original entrants in the independent power market and today is one of the world's largest global power companies, based on net equity ownership of generating capacity (in megawatts) in operation or under construction. AES markets power principally from electricity generating facilities that it develops, acquires, owns and operates.

     Over the last five years, the Company has experienced significant growth. This growth has resulted primarily from the development and construction of new plants ("greenfield development") and also from the acquisition of existing generating plants and distribution companies, through competitively bid privatization initiatives outside of the United States or negotiated acquisitions. Since 1992, the Company's total generating capacity in megawatts has grown from 1,829 MW to 16,938 MW (an increase of 826%), with the total ,number of plants in operation increasing from eight to 73. Additionally, the Company's total revenues have increased at a compound annual growth rate of 20% from $401 million in 1992 to $835 million in 1996, while net income has increased at a compound annual growth rate of 22% from $56 million to $125 million and Consolidated EBITDA (as defined herein) has increased from $45 million to $189 million over the same period.

     AES  operates  and owns  (entirely or in part),  through  subsidiaries  and affiliates, power plants in ten countries with a capacity of approximately 16,938 MW (including 4,000 MW attributable to Ekibastuz which currently has a capacity factor of up to approximately 20%). AES is also constructing 9 additional power plants in seven countries with a capacity of approximately 4,921 MW. The Company's total ownership in plants in operation and under construction aggregates approximately 21,859 MW and its net equity ownership in such plants is approximately 11,379 MW. In addition, AES has numerous projects in advanced stages of development, including seven projects with design capacity of approximately 3,398 MW that have executed or been awarded power sales agreements.

     The Company is also engaged (entirely or in part) in electric power distribution businesses in Latin America through its subsidiaries and affiliates. These subsidiaries and affiliates (including CCODEE) (as defined herein) serve approximately eight million commercial, industrial and residential customers using approximately 63,000 gigawatt hours per year.

     As a result of the Company's significant growth in recent years, the Company's operations have become more diverse with regard to both geography and fuel source and it has reduced its dependence upon any single project or customer. During 1996, four of the Company's projects individually contributed more than 10% of the Company's total revenues; Shady Point which represented approximately 20%, San Nicolas which represented approximately 16%, Thames which represented approximately 16% and Barbers Point which represented approximately 15%.

     The Company, a corporation organized under the laws of Delaware, was formed in 1981. The principal office of the Company is located at 1001 North 19th Street, Suite 2000, Arlington, Virginia 22209, and its telephone number is (703) 522-1315.

                                    OUTLOOK

     The global trend of electricity market restructuring has created significant new business opportunities for companies like AES. Both domestic and international electricity markets are being restructured and there is a trend away from government-owned electricity systems toward deregulated, competitive market structures. Many countries have rewritten their laws and regulations to allow foreign investment and private ownership of electricity generation, transmission or distribution systems. Some countries have or are in the process of "privatizing" their electricity systems by selling all or part of such systems to private investors. With 68 of its operating plants and distribution companies having been acquired or commenced commercial operations since 1992, AES has been an active participant in both the international privatization process and the development process. The Company is currently pursuing over 90 projects including acquisitions, the expansion of existing plants and new projects.

     AES believes that there is significant demand for both new and more efficiently operated electric generating capacity in many regions around the world. In an effort to further grow and diversify the Company's portfolio of electric generating plants, AES is pursuing, through its integrated divisions, additional greenfield developments and acquisitions in many countries. Several of these acquisitions, if consummated, would require the Company to obtain substantial additional financing, in the form of both debt and equity financing, in the short term.


                                    STRATEGY

     The Company's strategy in helping meet the world's need for electricity is to participate in competitive power markets as they develop either by greenfield development or by acquiring and operating existing facilities or distribution systems in these markets. The Company generally operates electric generating facilities that utilize natural gas, coal, oil, hydro power, or combinations thereof. In addition, the Company participates in the electric power distribution and retail supply businesses in certain limited instances, and will continue to review opportunities in such markets in the future.

     Other elements of the Company's strategy include:


     o Supplying energy to customers at the lowest cost possible, taking into account factors such as reliability and environmental performance;

     o Constructing or acquiring projects of a relatively large size (generally larger than 100 MW);

     o When available, entering into power sales contracts with electric utilities or other customers with significant credit strength; and

     o Participating in electric power distribution and retail supply markets that grant concessions with long-term pricing arrangements.


     The Company also strives for operating excellence as a key element of its strategy, which it believes it accomplishes by minimizing organizational layers and maximizing company-wide participation in decision-making. AES has attempted to create an operating environment that results in safe, clean and reliable electricity generation. Because of this emphasis, the Company prefers to operate all facilities which it develops or acquires; however, there can be no assurance that the Company will have operating control of all of its facilities.

     Where possible, AES attempts to sell electricity under long-term power sales contracts. The Company attempts, whenever possible, to structure the revenue provisions of such power sales contracts such that changes in the cost components of a facility (primarily fuel costs) correspond, as effectively as possible, to changes in the revenue components of the contract. The Company also attempts to provide fuel for its operating plants generally under long-term supply agreements, either through contractual arrangements with third parties or, in some instances, through acquisition of a dependable source of fuel.

     As electricity markets become more competitive, it may be more difficult for AES (and other power generation companies) to obtain long-term power sales contracts. In markets where long-term contracts are not available, AES will pursue methods to hedge costs and revenues to provide as much assurance as possible of a project's profitability. In these situations, AES might choose to purchase a project with a partial hedge or with no hedge, with the strategy that its diverse portfolio of projects provides some hedge to the increased volatility of the project's earnings and cash flow. Additionally, AES may choose not to participate in these markets.

     The Company attempts to finance each domestic and foreign plant primarily under loan agreements and related documents which, except as noted below, require the loans to be repaid solely from the project's revenues and provide that the repayment of the loans (and interest thereon) is secured solely by the capital stock, physical assets, contracts and/or cash flow of that plant subsidiary or affiliate. This type of financing is generally referred to as "project financing." The lenders under these project financing structures cannot look to AES or its other projects for repayment, unless such entity explicitly agrees to undertake liability. AES has explicitly agreed to undertake certain limited obligations and contingent liabilities, most of which by their terms will only be effective or will be terminated upon the occurrence of future events. In certain circumstances, the Company may incur indebtedness which is recourse to the Company or to more than one project.


                              RECENT DEVELOPMENTS

Recent Acquisitions

     On January 26, 1998, the Company announced that it was selected by the Government of Bangladesh Ministry of Energy and Mineral Resources as the winning bidder to build, own and operate a 360 MW (net) gas-fired combined cycle power plant at a site near Dhaka, Bangladesh ("Haripur"). Haripur is expected to commence commercial operations in the year 2000, and electricity will be sold to the Bangladesh Power Development Board under the terms of a 22-year power purchase agreement which is expected to be signed following the formal award. Titus Gas Transmission and Distribution Company, a subsidiary of Petrobangla, will supply natural gas to the facility from a nearby pipeline for the term of the power purchase agreement.

     On January 21, 1998, the Company announced that it won a bid to acquire for $109 million the outstanding shares (79.78%) of Compania de Luz Electrica de Santa Ana (CLESA), an electrical distribution company in El Salvador. These shares will be purchased from Comision Ejecutiva Hidroelectrica del Rio Lempa
(CEL), a government-owned utility company. Energia Global International, Ltd., a Bermuda company, with activities in Central America, may purchase up to 20% of CLESA from AES.

     CLESA serves 188,000 customers and borders Guatemala and Honduras to the north, with access to the Pacific Ocean. Three other distribution companies in El Salvador were sold in the same auction to two other private companies. Closing is expected to occur in mid-February 1998.

     In November 1997, the Company announced that it won a bid to acquire three natural gas-fired, electric generating stations from Southern California Edison for approximately $781 million. The facilities were auctioned as part of Edison's divestiture of all of its gas-fired generating facilities prior to the restructuring of California's electricity industry.

     The three plants, all located on the southern California coast, are Alamitos (2083 MW), Redondo Beach (1310 MW) and Huntington Beach (563 MW). Each of the plants has been designated a "must-run facility" because station output is critical to maintaining the reliability of electric supply in the region. Consequently, they initially will operate in part under agreements with the Independent System Operator being established through electricity restructuring. Pursuant to California's electricity restructuring law, Edison will remain under contract to operate and maintain the facilities for two years.

     Completion of the acquisition is subject to a number of conditions, including the receipt of California Public Utilities Commission approval and successful implementation of the new California electric spot market, called the Power Exchange.

     On October 21, 1997, a subsidiary of AES was the winning bidder to acquire approximately 90% of the common shares of Companhia Centro-Oeste de Distribuicao de Energia Eletrica ("CCODEE"), the distribution company serving the central and western sections of the State of Rio Grande do Sul in Brazil, for a total purchase price of approximately $1.37 billion. The acquisition closed on October 27, 1997, at which time the Company financed the payment of the purchase price with the proceeds of (i) $220 million of revolving credit borrowings under its $425 million revolving credit facility (the "Revolver") (the commitments under which had been temporarily increased from $425 million to $600 million), (ii) $550 million of short term loans under a bridge loan facility (the "CEEE Bridge Loan") to be provided by affiliates of J.P. Morgan Securities, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc and Unterberg Harris (each of which was an Initial Purchaser in one or both of the Initial Offerings referred to below) and (iii) $600 million of non-recourse financing under a $680 million facility to be provided by BankBoston and ANZ Investment Bank as co-arrangers (the "CEEE Non-recourse Financing"). AES purchased the shares of CCODEE from the State of Rio Grande do Sul in a partial privatization of Companhia Estadual de Energia Eletrica ("CEEE"), the integrated utility of Rio Grande do Sul. All of the remaining shares of CCODEE may be purchased by its employees. CCODEE currently serves approximately 800,000 customers or approximately 31.3% of the population of the State of Rio Grande do Sul on sales of 5,772 gigawatt hours. The foregoing transaction and the financing described therein and below are referred to herein as the "CEEE Acquisition". The Borrowings under the Revolver and the CEEE Bridge Loan were refinanced with the proceeds of the Initial Offerings. See "Use of Proceeds."

     Also in October 1997, a joint venture named Tau Power that is 85% owned by AES and 15% owned by Israel-based Suntree Power completed the acquisition and takeover of two hydro-electric stations ("GES") and four combined heat and power stations ("TETS") in the province of East Kazakhstan. The total electric capacity of the stations included in the agreement is 1,384 MW, with additional thermal capacity of over 1,000 MW electric equivalent. The transaction expands AES's current global portfolio of electric generating facilities, which already includes the 4,000 MW coal-fired Ekibastuz power station in Kazakhstan. The power stations included in the agreement signed are: the 332 MW Ust-Kamenogorsk GES, the 702 MW Shulbinsk GES, the 240 MW Ust-Kamenogorsk TETS, the 50 MW Leninogorsk TETS, the 50 MW Sogrinsk TETS and the 10 MW Semipalatinsk TETS. Included in the transaction, AES obtained ownership and control of the retail sales department of the former utility and will assume the existing power supply contracts with the 50 largest customers in East Kazakhstan, including the distribution companies. Tau Power paid $20.7 million for the concession on the GES, with an additional payment of $2.5 million for the shares of the TETS. The Company will also repay back wages of approximately $4 million to the workers during the first year of operation and provide for working capital to finance the delivery of much needed coal prior to winter and complete winter preparation plans.

     In June 1997, AES together with The Southern Company and The Opportunity Fund, a Brazilian investment fund, (collectively, the "AES Consortium"), acquired 14.41% of Companhia Energetica de Minas Gerais ("CEMIG"), an integrated electric utility serving the State of Minas Gerais in Brazil, for a total purchase price of approximately $1.056 billion, $654 million of the financing for which was in the form of non-recourse financing provided by Banco Nacional de Desenvolvimento Economico e Social ("BNDES"). AES's portion of the purchase price was approximately $364 million after consideration of the BNDES facility. The shares of CEMIG, which represent approximately 33% of the voting interest, have been purchased from the State of Minas Gerais in a partial privatization of CEMIG. Initially, AES and The Opportunity Fund had a 90.6% and a 9.4% economic interest in the AES Consortium, respectively. Subsequently, the Southern Company exercised its option to purchase a 25% interest in the AES Consortium from AES. Pursuant to a shareholders agreement between the AES Consortium and the State of Minas Gerais,

AES will have significant operating influence, including the right to appoint the chief operating officer of CEMIG, and will otherwise share control of CEMIG with the State of Minas Gerais. CEMIG owns approximately 5,000 MW of generating plants and serves approximately 4 million customers. The foregoing transaction and the financing therefor described below are referred to herein as the "CEMIG Acquisition".

     In June 1997, AES completed its acquisition of the international assets of Destec Energy, Inc. ("Destec"), a large independent energy producer with headquarters in Houston, Texas, at a total price to AES of approximately $439 million. Destec's international assets acquired by AES include ownership interests in the following five electric generating plants (with ownership percentages in parentheses): (i) a 110 MW gas-fired combined cycle plant in Kingston, Canada (50%); (ii) a 405 MW gas-fired combined cycle plant in Terneuzen, Netherlands (50%); (iii) a 140 MW gas-fired simple cycle plant in Cornwall, England (100%); (iv) a 235 MW oil-fired simple cycle plant in Santo Domingo, Dominican Republic (99%); and (v) a 1,600 MW coal-fired plant ("Hazelwood") in Victoria, Australia (20%). Each of such plants is currently in operation, except for the plant in Terneuzen which is under construction. The acquisition by AES of Destec's international assets also includes Destec's non-U.S. developmental stage power projects, including projects in Taiwan, the Philippines, Australia and Argentina. The foregoing transaction and the financing therefor described below are referred to herein as the "Destec Acquisition".

     In May 1997, a subsidiary of AES, and its partner, Community Energy Alternatives ("CEA"), acquired an aggregate of 90% (AES acquired 60% and CEA acquired 30%) of two distribution companies of Empresa Social de Energia de Buenos Aires S.A. ("ESEBA") serving certain portions of the Province of Buenos Aires, Argentina for an aggregate purchase price of $565 million. AES's portion of the purchase price after consideration of non-recourse debt was $244 million. The remaining 10% is owned by the employees of each of the two acquired companies. The foregoing transaction is referred to herein as the "ESEBA Acquisition".

     AES funded its acquisition of Destec through cash on hand and borrowings under the Revolver. The net proceeds of approximately $387 million from the Company's issuance and sale of its common stock, par value $.01 per share (the "AES Common Stock"), and $2.6875 Term Convertible Securities, Series A ("Series A TECONS") in March 1997 was temporarily applied to repay amounts outstanding under the Revolver. AES financed its acquisitions of CEMIG and ESEBA through:
(i) $450 million in non-recourse bridge financing, comprised of a $250 million bridge loan (the "CEMIG Bridge") to AES CEMIG Funding Corporation, a
wholly-owned subsidiary of AES, and a $200 million bridge loan (the "ESEBA Bridge") to AESEBA Funding Corporation, a wholly-owned subsidiary of AES; (ii) a $200 million subordinated bridge loan to AES (the "AES Bridge Loan"); (iii) non-recourse project debt; (iv) borrowings under AES's Revolver and (v) cash on hand.

     These projects are subject to a number of risks including those related to financing, construction and contract compliance, and there can be no assurance that they will be completed successfully.


Other Events

     On February 10, 1998, AES announced that it had sold its 20% interest in Hazelwood Power Partners to National Power PLC for approximately A$205 million. Hazelwood Power Partners operates a 1,600 MW coal-fired power plant in Victoria, Australia. AES had acquired its interest in Hazelwood as part of its acquisition of the international businesses of Destec Energy, Inc. in June 1997.

     In February 1998, AES repaid the remaining balances on both the CEMIG Bridge and ESEBA Bridge loans through the combination of: (i) the sale of AES's interest in Hazelwood; (ii) the replacement of cash reserves with a letter of credit at one of AES's projects and; (iii) borrowings under the Revolver.

     On January 9, 1998, the Southern Company exercised its option for approximately $114 million which was used entirely to partially pay down the CEMIG Bridge to $106 million.

     In September 1997, AES began construction on the AES Parana project, an 830 MW gas-fired, combined cycle power plant. AES Parana will be located in San Nicolas, Argentina, adjacent to Central Termica San Nicolas, in which AES owns a controlling interest. AES Parana is in the final stages of arranging for project financing for the facility. AES Parana has entered into a lump sum, turnkey construction contract with Nichimen Corporation and Mitsubishi Heavy Industries for the plant. A portion of the fuel will be supplied by Total Corporation under a long term, risk management contract. Project output will be sold into the Argentine electric market. Total capital cost is estimated at $440 million, and the project is expected to commence commercial operation in 2000.

     Also in September, AES's 100% owned subsidiary, AES Mt. Stuart, raised A$103.50 million (approximately US$75.5 million) of non-recourse project financing for its 288 MW kerosene-fired simple cycle power plant in Townsville, Queensland, Australia. The project debt facility was solely under-written by Societe Generale Australia Ltd. and is comprised of a 10-year term loan, a letter of credit facility and a short-term revolving cash advance facility. Low-cost peaking power from the plant will be sold to the Queensland Transitional Power Trading Corporation under a 10-year power purchase agreement. A turnkey construction agreement has been signed with Nichimen Corporation, and the major equipment will be supplied by Mitsubishi Heavy Industries. Construction of the plant started during the fourth quarter of 1997 and is scheduled to be completed on January 1, 1999.


     In July 1997, the Company announced a two for one stock split, in the form of a stock dividend, for holders of record on July 28, 1997 of its Common Stock, par value $.01 per share, which was paid on August 28, 1997.

     In the same month, the Company issued approximately $325 million of senior subordinated notes due 2007 with an 8 3/8% interest rate per annum in a private placement. The Company used the net proceeds of approximately $315 million to repay amounts outstanding under the AES Bridge Loan, to redeem the Company's $75 million 9 3/4% senior subordinated notes due 2000 and to repay pro rata a portion of the amounts outstanding under the ESEBA Bridge and the CEMIG Bridge. The ESEBA Bridge and the CEMIG Bridge have been refinanced and are currently $180 million and $220 million, respectively.

     Also in July, the Company sold 4.5 million shares of its common stock (on a pre-split basis) for gross proceeds of approximately $359 million or $79.75 per share. The Company used the net proceeds of approximately $350 million to repay pro rata a portion of the amounts outstanding under the ESEBA Bridge and the CEMIG Bridge.

     Unless otherwise indicated, all share numbers and per share amounts in this Prospectus have been restated to reflect the stock split.

     The pro forma information incorporated by reference in this Prospectus has been adjusted for the Company's issuance of $325 million aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2007 and 9 million shares of AES Common Stock, the redemption of $75 million 9 3/4% Senior Subordinated Notes and the repayment and reborrowing of the CEMIG Bridge and ESEBA Bridge, in each case, during the third quarter of 1997 (collectively, the "Third Quarter Financings"), the CEMIG Acquisition, the Destec Acquisition, the ESEBA Acquisition, the CEEE Acquisition, and the Original Offering and the concurrent offering by the Company of $375,000,000 of its Senior Subordinated Notes due 2007 and $125,000,000 of its Senior Subordinated Debentures due 2027 (collectively, the "Initial Offerings") and the application of the net proceeds therefrom (collectively, the "Adjustments") but does not reflect the sale of the Company's interest in Hazelwood, the repayment of the CEMIG Bridge and ESEBA Bridge Loans or the borrowings under the Revolver in February 1998 as described in "-- Other Events". Complete unaudited pro forma financial information giving effect to the Adjustments is incorporated by reference to the Company's Current Report on Form 8-K filed on January 9, 1998.

                                TECONS OFFERING

SECURITIES   OFFERED.....  6,000,000 $2.75 Term Convertible Securities, Series B
                           ("TECONS" or "Preferred Securities").

ISSUER...................  AES Trust II, a  Delaware  business  trust.  The sole assets of the Trust consist of the 5.50% Junior Subordinated Convertible Debentures due 2012 (the "Junior Subordinated Debentures") of AES.

GUARANTOR................  The AES Corporation, a Delaware corporation.

DISTRIBUTIONS............  Distributions  on the TECONS will accrue from October
                           29, 1997 and will be payable at an annual rate of $2.75 per TECONS. Subject to the Distribution deferral provisions described below, Distributions will be payable quarterly in arrears on the last day of each calendar quarter, commencing December 31, 1997. Because Distributions on the TECONS constitute interest for U.S. federal income tax purposes, corporate holders thereof will not be entitled to a dividends-received deduction.

DISTRIBUTION DEFERRAL
PROVISIONS..............   The ability of the Trust to pay  Distributions on the
                           TECONS is solely dependent on the receipt of interest
                           payments   from  AES  on  the   Junior   Subordinated
                           Debentures. So long as AES shall not be in default in
                           the payment of  interest  on the Junior  Subordinated
                           Debentures,  AES has the right to defer  payments  of
                           interest on the Junior  Subordinated  Debentures from
                           time to time for  successive  Extension  Periods  not
                           exceeding  20  consecutive  quarters  for  each  such
                           period;  provided  that no  such  period  may  extend
                           beyond the stated maturity of the Junior Subordinated
                           Debentures.  Quarterly  Distributions  on the  TECONS
                           would be deferred by the Trust (but would continue to
                           accumulate  quarterly and accrue  interest) until the
                           end  of  any   such   Extension   Period.   Upon  the
                           termination of an Extension Period, payment is due on
                           all  accrued   and  unpaid   amounts  on  the  Junior
                           Subordinated Debentures and upon such payment, the Trust would be required to pay all accumulated and unpaid Distributions. AES will give notice of its deferral of an interest payment to the Trust no later than ten business days prior to the related record date (unless the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, in which case notice will be given no later than one business day prior to the earlier of (i) the next succeeding Interest Payment Date (as defined herein) or (ii) the date the Company is required to give notice of the related record date). See "Description of the TECONS -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to
                           Extend Interest  Payment Period" and "Risk Factors --
                           Option to Extend Interest Payment Period; Tax Impact of Extension." If a deferral of an interest payment occurs, the holders of the TECONS will continue to accrue income for U.S. federal income tax purposes in advance of any corresponding cash Distribution. See
                           "Certain  Federal  Tax  Consequences  --  Accrual  of
                           Original Issue Discount" and "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of
                           Extension."

RIGHTS UPON DEFERRAL OF
 DISTRIBUTIONS...........  During any period in which  interest  payments on the
                           Junior Subordinated Debentures are deferred, interest will accrue on the Junior Subordinated Debentures (compounded quarterly) and quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Distribution rate, compounded quarterly. AES has agreed, among other things, not to declare or pay any dividend on its common stock or preferred stock or make any guarantee payments with respect thereto during any Extension Period, provided that the foregoing shall not apply to any stock dividends payable in AES Common Stock. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension."

CONVERSION  RIGHTS.......  Each TECONS is  convertible  at any time prior to the close of business on September 30, 2012 (or, in the case of TECONS called for redemption, prior to the close of business on the Business Day (as defined herein) prior to the applicable redemption date) at the option of the holder into shares of AES Common Stock, at the rate of 0.8914 shares of AES Common Stock for each TECONS (equivalent to a conversion price of $56.09 per share of AES Common Stock), subject to adjustment in certain circumstances. The reported last sale price of AES Common Stock on the NYSE Composite Tape on February 10, 1998 was $41.25 per share. In connection with any conversion of a TECONS, the Conversion Agent (as defined herein) will exchange such TECONS for the appropriate principal amount of the Junior Subordinated Debentures held for the Trust and immediately convert such Junior Subordinated Debentures into AES Common Stock. No fractional shares of AES Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by AES in cash. See "Description of the TECONS -- Conversion Rights."

LIQUIDATION  AMOUNT......  In the event of any liquidation of the Trust, holders will be entitled to receive $50 per TECONS plus an amount equal to any accrued and unpaid Distributions thereon to the date of payment, unless Junior Subordinated Debentures are distributed to such holders. See "Description of the TECONS -- Liquidation Distribution Upon Dissolution."

REDEMPTION...............  The Junior Subordinated Debentures will be redeemable for cash, at the option of the Company, in whole or in part, from time to time on or after September 30, 2000 at the prices specified herein or at any time in certain circumstances upon the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of redemption. If the Company redeems Junior Subordinated Debentures, the Trust must redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the

                           Junior Subordinated Debentures so redeemed. The TECONS will not have a stated maturity date, although they will be subject to mandatory redemption upon the repayment of the Junior Subordinated Debentures at their stated maturity (September 30, 2012), upon acceleration, earlier redemption or otherwise. See "Description of the TECONS -- Mandatory Redemption" and "Description of the Junior Subordinated Debentures -- Optional Redemption."


GUARANTEE................  AES will irrevocably and  unconditionally  guarantee, on a subordinated basis and to the extent set forth herein, the payment in full of (i) any accrued and unpaid Distributions and the amount payable upon redemption of the TECONS to the extent AES has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures and
                           (ii) generally, the liquidation amount of the TECONS to the extent the Trust has assets available for distribution to holders of TECONS. The Guarantee will be unsecured and will be subordinate and junior in right of payment to all other liabilities of AES and will rank pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by AES. See "Description of the Guarantee."

VOTING  RIGHTS...........  Generally,  holders of the  TECONS  will not have any voting rights. If (i) the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or (ii) the Guarantee Trustee (as defined herein) fails to enforce its rights under the Guarantee, a record holder of the TECONS may institute a legal proceeding directly against AES to enforce such rights without first instituting any legal proceeding against any other person or entity. Notwithstanding the foregoing, if an Indenture Event of Default (as defined herein) occurs and is continuing and is attributable to the failure of AES to pay interest or principal on the Junior Subordinated Debentures or AES has failed to make a Guarantee Payment (as defined herein), a holder of the TECONS may directly institute a proceeding against AES for enforcement of such payment. See "Description of the TECONS -- Voting Rights" and "-- Declaration Events of Default."

SPECIAL EVENT DISTRIBUTION;
 TAX EVENT REDEMPTION....  Upon the  occurrence  of a Special  Event (as defined herein), except in certain limited circumstances, AES may cause the Trust to be dissolved and cause the Junior Subordinated Debentures to be distributed to the holders of the TECONS. In the case of a Tax Event (as defined herein), AES may also elect to cause the TECONS to remain outstanding and pay Additional Interest (as defined herein), if any, on the Junior Subordinated Debentures. In certain circumstances upon the occurrence of a Tax Event, the Junior Subordinated Debentures may be redeemed by AES at 100% of the principal amount thereof plus accrued and unpaid interest thereon. See "Description of the TECONS -- Special Event Redemption or Distribution."

JUNIOR SUBORDINATED
 DEBENTURES OF AES.......  The Junior  Subordinated  Debentures  will  mature on
                           September 30, 2012 and will bear interest at the rate of 5.50% per annum, payable quarterly in arrears. So long as AES shall not be in default in the payment of interest on the Junior Subordinated Debentures, AES has the right to defer payments of interest on the Junior Subordinated Debentures from time to time for successive periods not exceeding 20 consecutive quarters for each such period; provided that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. Prior to the termination of any Extension Period, AES may pay all or a portion of the accrued Distributions or may further defer interest payments provided the Extension Period, as previously and further extended, does not exceed 20 consecutive quarters. During any Extension Period no interest shall be due, but such interest shall continue to accrue and compound quarterly. Upon termination of the Extension Period, payment is due on all accrued and unpaid amounts. After the payment of all amounts then due, AES may commence a new Extension Period, subject to the conditions of this paragraph. During any Extension Period, AES will be prohibited from paying dividends on any of its common stock or preferred stock or making any guarantee payments with respect thereto; provided that the foregoing shall not apply to any stock dividends payable in Common Stock. The payment of principal and interest on the Junior Subordinated Debentures will be subordinated in right of payment to all present and future Senior and Subordinated Debt of AES. In addition, payment of principal and interest on the Junior Subordinated Debentures will be structurally subordinated to the liabilities of AES' subsidiaries. As of September 30, 1997, on a pro forma basis after giving effect to the Adjustments, the Company had $1.3 billion of Senior and Subordinated Debt (which includes letters of credit) outstanding. In addition, on a pro forma basis after given effect to the Adjustments, the Company's subsidiaries had debt of $4.0 billion, to which the Junior Subordinated Debentures are effectively subordinated. The Indenture (as defined herein), under which the Junior Subordinated Debentures will be issued, does not limit the aggregate amount of Senior and Subordinated Debt that may be incurred by AES and does not limit the liabilities of the
                           Company's subsidiaries. The Junior Subordinated Debentures will have provisions with respect to interest, optional redemption and conversion into AES Common Stock and certain other terms substantially similar or analogous to those of the TECONS. See "Description of the Junior Subordinated Debentures" and "Risk Factors -- Leverage and Subordination."

USE  OF  PROCEEDS........  There will be no proceeds to the Company or the Trust from the sale of TECONS pursuant to this Prospectus.

BOOK-ENTRY; DELIVERY AND
 FORM....................  TECONS sold in reliance on Rule 144A are  represented by a single permanent global TECONS certificate registered in the name of a nominee of DTC. TECONS sold in offshore transactions in reliance on Regulation S under the Securities Act are represented by a single, permanent global TECONS in definitive, fully registered form deposited with the Property Trustee, as custodian for, and registered in the name of, DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, S.A. ("Cedel"). TECONS resold under this Prospectus will be represented by a single permanent global TECONS certificate registered in the name of a nominee of DTC. See "Description of the TECONS -- Book Entry; Delivery and Form" and "-- The Global TECONS." Institutional Accredited Investors who are not Qualified Institutional Buyers and who do not purchase TECONS under this Prospectus will receive certificates for the TECONS owned by them, which cannot thereby be traded through the facilities of DTC, except in connection with a transfer to a Qualified Institutional Buyer or a transfer pursuant to Regulation S.

                                  RISK FACTORS

     Prospective purchasers of the TECONS should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included, or incorporated by reference, in this Prospectus prior to making an investment in the TECONS.

                                 RISK FACTORS

     Prospective purchasers of the TECONS should read this entire Prospectus carefully. The following factors should be considered carefully in evaluating AES and its business before purchasing the TECONS offered by this Prospectus.


LEVERAGE AND SUBORDINATION

     The Company and its subsidiaries had approximately $3.9 billion of outstanding indebtedness at September 30, 1997. As a result of the Company's level of debt, the Company might be significantly limited in its ability to meet its debt service obligations, to finance the acquisition and development of additional projects, to compete effectively or to operate successfully under adverse economic conditions. As of September 30, 1997, the Company had a consolidated ratio of total debt to total book capitalization (including current debt) of approximately 70%.

     The Junior Subordinated Debentures will be subordinated to all Senior and Subordinated Debt including, but not limited to, the Company's $600 million Revolver. The obligations of AES under the Guarantee are subordinate and junior in right of payment to all liabilities of AES and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by AES. As of September 30, 1997, on a pro forma basis after giving effect to the Adjustments, the Company had approximately $1.3 billion in aggregate principal amount of Senior and Subordinated Debt.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior and Senior Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due under all Senior and Subordinated Debt before the holders of the Junior Subordinated Debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Junior Subordinated Debentures. No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment under any Senior and Senior Subordinated Debt or during certain periods when an event of default under certain Senior and Subordinated Debt permits the lenders thereunder to accelerate the maturing of such Senior and Senior
Subordinated Debt. See "Description of Junior Subordinated Debentures -- Subordination." The Guarantee will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms and (ii) pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company. See "Description of the Guarantee."

     The Junior Subordinated Debentures will be effectively subordinated to the indebtedness and other obligations (including trade payables) of the Company's subsidiaries. At September 30, 1997, on a pro forma basis after giving effect to the Adjustments, the indebtedness and obligations of the Company's subsidiaries aggregated approximately $4.0 billion. The ability of the Company to pay principal of, premium, if any, and interest on the Junior Subordinated Debentures will be dependent upon the receipt of funds from its subsidiaries by way of dividends, fees, interest, loans or otherwise. There are no terms in the Junior Subordinated Debentures, the TECONS or the Guarantee that limit the Company's or its subsidiaries' ability to incur additional indebtedness. Most of the Company's subsidiaries with interests in power generation facilities currently have in place arrangements that restrict their ability to make distributions to the Company by way of dividends, fees, interest, loans or otherwise. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Junior Subordinated Debentures or the TECONS or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on or principal of the Junior Subordinated Debentures or the TECONS. Any right of the Company to receive any assets of any of its subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company (and the consequent right of the holders of the Junior Subordinated Debentures and the TECONS to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary). The Company currently conducts substantially all of its operations through its subsidiaries. See "Description of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination."



DOING BUSINESS OUTSIDE THE UNITED STATES

     The Company's involvement in the development of new projects and the acquisition of existing plants in locations outside the United States is increasing and most of the Company's current development and acquisition activities are for projects and plants outside the United States. The Company, through subsidiaries, affiliates and joint ventures, has ownership interests in 75 power plants outside the United States in operation or under construction. Thirty-nine of such power plants are located in Brazil; nine in the People's Republic of China; seven in Kazakhstan; six in Argentina; five in the United Kingdom; three in Hungary; two in Pakistan; and one in each of the Netherlands, Canada, Australia and the Dominican Republic.

     The financing, development and operation of projects outside the United States entail significant political and financial uncertainties (including, without limitation, uncertainties associated with first-time privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, currency inconvertibility, political instability, civil unrest, and expropriation) and other credit quality, liquidity or structural issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed or operated, which AES may not be capable of fully insuring or hedging against. The ability to obtain financing on a commercially acceptable non-recourse basis in developing nations may also require higher investments by the Company than historically have been the case. In addition, financing in countries with less than investment grade sovereign credit ratings may also require substantial participation by multilateral financing agencies. There can be no assurance that such financing can be obtained when needed.

     The uncertainty of the legal environment in certain countries in which the Company, its subsidiaries and its affiliates are or in the future may be developing, constructing or operating could make it more difficult for the Company to enforce its respective rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the Company's ability to hold a majority interest in some of the projects that it may develop or acquire. International projects owned by the Company may, in certain cases, be expropriated by applicable governments. Although AES may have legal recourse in enforcing its rights under agreements and recovering damages for breaches thereof, there can be no assurance that any such legal proceedings will be successful.


COMPETITION

     The global power production market is characterized by numerous strong and capable competitors, many of whom may have extensive and diversified developmental or operating experience (including both domestic and international experience) and financial resources similar to or greater than the Company. Further, in recent years, the power production industry has been characterized by strong and increasing competition with respect to both obtaining power sales agreements and acquiring existing power generation assets. In certain markets, these factors have caused reductions in prices contained in new power sales agreements and, in many cases, have caused higher acquisition prices for existing assets through competitive bidding practices. The evolution of competitive electricity markets and the development of highly efficient gas-fired power plants have also caused, or are anticipated to cause, price pressure in certain power markets where the Company sells or intends to sell power. There can be no assurance that the foregoing competitive factors will not have a material adverse effect on the Company.


DEVELOPMENT UNCERTAINTIES

     The majority of the projects that AES develops are large and complex and the completion of any such project is subject to substantial risks. Development can require the Company to expend significant sums for preliminary engineering, permitting, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation and satisfactory completion of construction. There can be no assurance that AES will be able to obtain new power sales contracts, overcome local opposition, if any, obtain the necessary site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales contracts, licenses and certifications, environmental and other permits and financing commitments necessary for the successful development of its projects. There can be no assurance that development efforts on any particular project, or the Company's efforts generally, will be successful. If these development efforts are not successful, the Company may abandon a project under development. At the time of abandonment, the Company would expense all capitalized development costs incurred in connection therewith and could incur additional losses associated with any related contingent liabilities. The future growth of the Company is dependent, in part, upon the demand for significant amounts of additional electrical generating capacity and its ability to obtain contracts to supply portions of this capacity. Any material unremedied delay in, or unsatisfactory completion of, construction of the Company's projects could, under certain circumstances, have an adverse effect on the Company's ability to meet its obligations, including the payment of principal of, premium, if any and interest on the Notes. The Company also is faced with certain development uncertainties arising out of doing business outside of the United States. See "-- Doing Business Outside the United States."



RISKS ASSOCIATED WITH ACQUISITIONS

     The Company has achieved a significant portion of its growth through acquisitions and expects that it will continue to grow, in part, through acquisitions. During 1997 alone the Company consummated the ESEBA Acquisition, the Destec Acquisition, the CEMIG Acquisition and the CEEE Acquisition in which the Company invested an aggregate of approximately $1.9 billion (excluding non-recourse debt). Although each of the acquired businesses had a significant operating history at the time of its acquisition by the Company, the Company has a limited history of owning and operating these businesses. In addition, most of these businesses were government owned and some were operated as part of a larger integrated utility prior to their acquisition by the Company. There can be no assurances that the Company will be successful in transitioning these to private ownership, that such businesses will perform as expected or that the returns from such businesses will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.


UNCERTAINTY OF ACCESS TO CAPITAL FOR FUTURE PROJECTS

     Each of AES's projects under development and those independent power supply businesses it may seek to acquire may require substantial capital investment. Continued access to capital with acceptable terms is necessary to assure the success of future projects and acquisitions. AES has substantially utilized project financing loans to fund the capital expenditures associated with constructing and acquiring its electric power plants and related assets. Project financing borrowings have been substantially non-recourse to other subsidiaries and affiliates and to AES as the parent company and are generally secured by the capital stock, physical assets, contracts and cash flow of the related project subsidiary or affiliate. The Company intends to continue to seek, where possible, such non-recourse project financing in connection with the assets which the Company or its affiliates may develop, construct or acquire. However, depending on market conditions and the unique characteristics of individual projects, such financing may not be available or the Company's traditional providers of project financing, particularly multinational commercial banks, may seek higher borrowing spreads and increased equity contributions.


     Furthermore, because of the reluctance of commercial lending institutions to provide non-recourse project financing (including financial guarantees) in certain less developed economies, the Company, in such locations, has and will continue to seek direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, these institutions may also re-quire governmental guarantees of certain project and sovereign related risks. Depending on the policies of specific governments, such guarantees may not be offered and as a result, AES may determine that sufficient financing will ultimately not be available to fund the related project.

     In addition to the project financing loans, if available, AES provides a portion, or in certain instances all, of the remaining long-term financing required to fund development, construction, or acquisition. These investments have generally taken the form of equity investments or loans, which are subordinated to the project financing loans. The funds for these investments have been provided by cash flows from operations and by the proceeds from borrowings under the short-term credit facilities and issuances of senior subordinated notes, convertible debentures and common stock of the Company.

     The Company's ability to arrange for financing on either a fully recourse or a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and capital market conditions, the availability of bank credit, investor confidence in the Company, the continued success of current projects and provisions of tax and securities laws which are conducive to raising capital in this manner. Should future access to capital not be available, AES may decide not to build new plants or acquire existing facilities. While a decision not to build new plants or acquire existing facilities would not affect the results of operations of AES on its currently operating facilities or facilities under construction, such a decision would affect the future growth of AES.




DEPENDENCE ON UTILITY CUSTOMERS AND CERTAIN PROJECTS

     The nature of most of AES's power projects is such that each facility generally relies on one power sales contract with a single customer for the majority, if not all, of its revenues over the life of the power sales contract. During 1996, five customers, including CL&P, a subsidiary of Northeast Utilities, accounted for 73% of the Company's consolidated total revenues. The prolonged failure of any one utility customer to fulfill its contractual obligations could have a substantial negative impact on AES's primary source of revenues. AES has sought to reduce this risk in part by entering into power sales contracts with utilities or other customers of strong credit quality and by locating its plants in different geographic areas in order to mitigate the effects of regional economic downturns.

     Four of the Company's plants collectively represented approximately 39% of AES's consolidated total assets at December 31, 1996 and generated approximately 67% of AES's consolidated total revenues for the year ended December 31, 1996.

     Sales to Connecticut Light & Power Company ("CL&P") represented 16% of the Company's total revenues in 1996. Moody's Investor Service Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") have recently downgraded CL&P's senior secured long-term debt from Baa3/BBB- to Ba2/ BB, and S&P has placed CL&P on watch for possible downgrade. As a result of regulatory action by the Public Service Commission of New Hampshire, Moody's and S&P recently downgraded the senior unsecured debt of Northeast Utilities, the parent of CL&P, from Ba2/BB to B1/B+ and S&P has placed Northeast Utilities on watch for possible downgrade.


REGULATORY UNCERTAINTY

     AES's cogeneration operations in the United States are subject to the provisions of various laws and regulations, including the Public Utility
Regulatory Policies Act of 1978, as amended ("PURPA") and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). PURPA provides to qualifying facilities ("QFs") certain exemptions from substantial federal and state legislation, including regulation as public utilities. PUHCA regulates public utility holding companies and their subsidiaries. AES is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, by the loss of a steam customer. The Company believes that, upon the occurrence of an event that would threaten the QF status of one of its domestic plants, it would be able to react in a manner that would avoid the loss of QF status (such as by replacing the steam customer). In the event the Company were unable to avoid the loss of such status for one of its plants, to avoid public utility holding company status, AES could apply to the Federal Energy Regula-tory Commission ("FERC") to obtain status as an Exempt Wholesale Generator ("EWG"), or could restructure the ownership of the project subsidiary. EWGs, however, are subject to broader regulation by FERC and may be subject to state public utility commissions regulation regarding non-rate matters. In addition, any restructuring of a project subsidiary could result in, among other things, a reduced financial interest in such subsidiary, which could result in a gain or loss on the sale of the interest in such subsidiary, the removal of such subsidiary from the consolidated income tax group or the consolidated financial statements of the Company, or an increase or decrease in the results of operations of the Company.

     The United States Congress is considering proposed legislation which would repeal PURPA entirely, or at least repeal the obligation of utilities to purchase from QFs. There is strong support for grandfathering existing QF contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated. Various bills have also proposed repeal of PUHCA. Repeal of PUHCA would allow both independents and vertically integrated utilities to acquire retail utilities in the United States that are geographically widespread, as opposed to the current limitations of PUHCA which require that retail electric systems be capable of physical integration. In addition, registered holding companies would be free to acquire non-utility businesses, which they may not do now, with certain limited exceptions. In the event of a PUHCA repeal, competition for independent power generators from vertically integrated utilities would likely increase. Repeal of PURPA and/or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition, and deregulate most electric rates. The effect of any such repeal cannot be predicted, although any such repeal could have a material adverse effect on the Company.


ELECTRIC UTILITY INDUSTRY RESTRUCTURING PROPOSALS

     The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States. Such restructuring would permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access on utility transmission lines, on a comparable basis to the utilities' own use of the lines. The final rule is subject to rehearing and may become the subject of court litigation. Many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" by the ability of their wholesale customers (and perhaps eventually, their retail customers) to choose new electric power suppliers. The FERC final rule endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many QF contracts which the utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these contract prices or rescind the contracts altogether, out of concern that their shareholders will be required to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry and increased competition may result in lower rates and less profit for United States electricity sellers. Falling electricity prices and uncertainty as to the future structure of the industry is inhibiting United States utilities from entering into long-term power purchase contracts. The effect of any such restructuring on the Company cannot be predicted, although any such restructuring could have a material adverse effect on the Company.


LITIGATION AND REGULATORY PROCEEDINGS

     From time to time, the Company and its affiliates are parties to litigation and regulatory proceedings. Investors should review the descriptions of such matters contained in the Company's Annual, Quarterly and Current Reports filed with the Commission and incorporated by reference herein. There can be no assurances that the outcome of such matters will not have a material adverse effect on the Company.

BUSINESS SUBJECT TO STRINGENT ENVIRONMENTAL REGULATIONS

     AES's activities are subject to stringent environmental regulation by federal, state, local and foreign governmental authorities. For example, the Clean Air Act Amendments of 1990 impose more stringent standards than those previously in effect, and require states to impose permit fees on certain emissions. Congress and other foreign governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of AES's power plants. There can be no assurance that AES would be able to recover all or any increased costs from its customers or that its business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. The Company has made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on the Company's financial statements.


CONTROL BY EXISTING STOCKHOLDERS

     As of September 30, 1997, AES's two founders, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 22.1% of the outstanding AES Common Stock. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over the affairs of AES, including the election of the Company's directors. As of September 30, 1997, all of AES's officers and directors and their immediate families together owned beneficially approximately 29.2% of the outstanding AES Common Stock. To the extent that they decide to vote together, these stockholders would be able to significantly influence or control the election of AES's directors, the management and policies of AES and any action requiring stockholder approval, including significant corporate transactions.


ADHERENCE TO AES'S PRINCIPLES -- POSSIBLE IMPACT ON RESULTS OF OPERATIONS

     A core part of AES's corporate culture is a commitment to "shared principles": to act with integrity, to be fair, to have fun and to be socially responsible. The Company seeks to adhere to these principles not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself. However, if the Company perceives a conflict between these principles and profits, the Company will try to adhere to its principles -- even though doing so might result in diminished or foregone opportunities or financial benefits.


RISK OF FRAUDULENT TRANSFER

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of AES's creditors in a lawsuit to subordinate or avoid the Junior Subordinated Debentures in favor of other existing or future creditors of AES. Under applicable provisions of the U.S. Bankruptcy code or comparable provisions of state fraudulent transfer or conveyance laws, if AES at the time of issuance of the Junior Subordinated Debentures, (i) incurred such indebtedness with intent to hinder, delay or defraud any present or future creditor of AES or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) received less than reasonably equivalent value or fair consideration for issuing the Junior Subordinated Debentures and AES (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the Junior Subordinated Debentures, (c) was engaged or about to engage in business or a transaction for which the remaining assets of AES constitute unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Junior Subordinated
Debentures. Among other things, a legal challenge of the Junior Subordinated Debentures on fraudulent conveyance grounds may focus on the benefits, if any, realized by AES as a result of the issuance by AES of the Junior Subordinated Debentures.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, AES would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than all of its assets at fair valuation or if the present fair market value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the Junior Subordinated Debentures.

     Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Junior Subordinated Debentures are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that AES after the issuance of the Junior Subordinated Debentures will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.


ABILITY OF AES TRUST TO MAKE DISTRIBUTIONS

     The ability of AES Trust to make distributions and other payments on the TECONS is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, AES Trust will not make payments on the Trust Securities. In such an event, holders of the TECONS would not be able to rely on the Guarantee since distributions and other payments on the TECONS are subject to the Guarantee only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of TECONS would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior
Subordinated Debentures against the Company pursuant to the terms of the Indenture (as defined herein). However, if the Trust's failure to make distributions on the TECONS is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the TECONS until an Event of Default (as defined herein) under the Declaration (as defined herein) shall have occurred.

     The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of AES Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.


OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF EXTENSION

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior
Subordinated Debentures for an extension period not exceeding 20 consecutive quarterly interest periods (an "Extension Period"), during which no interest shall be due and payable. In such an event, quarterly distributions on the TECONS would not be made by the Trust during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that (i) the Company will be permitted to pay accrued dividends upon the exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock and (ii) the foregoing will not apply to stock dividends paid by the Company. Under the Amended and Restated Certificate of Incorporation the Company is authorized to issue up to 50,000,000 shares of preferred stock. As of September 30, 1997, no shares of the Company's preferred stock were outstanding. The Company may from time to time offer shares of its preferred stock to the public.

     Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period.
Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the Junior Subordinated Debentures.

     Because the Company has the right to extend the interest payment period for an Extension Period of up to 20 consecutive quarterly interest periods on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of TECONS will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income.


SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid distributions on, the TECONS and Common Securities would be distributed on a Pro Rata Basis (as defined herein) to the holders of the TECONS and Common Securities in liquidation of such Trust. In the case of a Tax Event, in certain circumstances, the Company shall have the right to redeem at any time the Junior Subordinated Debentures in whole or in part, in which event the Trust will redeem TECONS and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for TECONS or the Junior Subordinated Debentures which may be distributed in exchange for TECONS if a dissolution and liquidation of the Trust were to occur. Accordingly, the TECONS that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the TECONS offered hereby. Because holders of TECONS may receive Junior Subordinated Debentures upon the occurrence of a Special Event (as defined herein), prospective purchasers of TECONS are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures.

     There can be no assurance that future federal legislation will not prevent the Company from deducting interest on the Junior Subordinated Debentures. This would constitute a Tax Event and could result in the distribution of any Junior Subordinated Debentures to holders of the TECONS or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the TECONS.

     "Tax Event" means that the Regular Trustees (as defined herein) shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after October 23, 1997 as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after October 23, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after October 23, 1997 "Special Event" means a Tax Event or an Investment Company Event.


LIMITED VOTING RIGHTS

     Holders of TECONS will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.


TRADING PRICES OF TECONS

     The TECONS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of his TECONS between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holders adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

     As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the TECONS is likely to be affected. In addition, as a result of such rights, the market price of the TECONS (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its TECONS during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its TECONS.


POSSIBLE PRICE VOLATILITY OF THE TECONS AND LACK OF PUBLIC MARKET

     There can be no assurance that an active trading market for the TECONS will develop or be sustained. If such a market were to develop, the TECONS could trade at prices that may be higher or lower than their offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in the prices of securities similar to the TECONS. There can be no assurance that the future market for the TECONS will not be subject to similar volatility. According, no assurance can given as to the liquidity of the TECONS.

     The Initial Purchasers, other than Unterburg Harris, have informed the Company that they currently intend to make a market in the TECONS. However, they are not obligated to do so, and any such market making may be discontinued at any time without notice. See "Plan of Distribution."


                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges.






                                                          YEAR ENDED DECEMBER 31,                  NINE MONTHS
                                             -------------------------------------------------        ENDED
                                                1992      1993      1994      1995      1996    SEPTEMBER 30, 1997
                                             --------- --------- --------- --------- --------- -------------------
Ratio of earnings to fixed charges .........     1.37      1.62      2.08      2.18      1.83           1.45



     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense which the Company believes to be representative of an interest factor. A statement setting forth the computation of the above ratios is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

     During the period from January 1, 1992 until September 30, 1997, no shares of Preferred Stock were issued or outstanding, and during that period the Company did not pay any Preferred Stock dividends.

                                USE OF PROCEEDS

     There will be no proceeds to the Company or the Trust from the sale of TECONS pursuant to the Prospectus.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     AES Common Stock began trading on the NYSE on October 16, 1996 under the symbol "AES." Prior to that date, AES Common Stock had been quoted on the NASDAQ National Market System ("NASDAQ/NMS") under the symbol "AESC." The following table sets forth for the periods indicated the high and low sale prices for the Common Stock as reported on the NYSE Composite Tape and by NASDAQ/NMS. In July 1997, AES announced a two-for-one stock split, in the form of a stock dividend, for holders of record on July 28, 1997 of its Common Stock, paid on August 28, 1997. The prices set forth below reflect adjustment for such stock split.



                                                 HIGH        LOW
                                              ---------- ----------
1995
----
First Quarter ...............................  $  9.88    $  8.00
Second Quarter ..............................     9.63       8.00
Third Quarter ...............................    10.81       9.25
Fourth Quarter ..............................    12.00       9.38
1996
----
First Quarter ...............................  $ 12.63    $ 10.50
Second Quarter ..............................    14.81      11.13
Third Quarter ...............................    20.25      13.94
Fourth Quarter ..............................    25.06      19.63
1997
----
First Quarter ...............................  $ 34.13    $ 22.63
Second Quarter ..............................    37.75      27.50
Third Quarter ...............................    45.25      34.63
Fourth Quarter ..............................    49.63      35.00
1998
----
First Quarter (through February 10) .........  $ 45.31    $ 41.25

     No cash dividends have been paid on AES Common Stock since December 22, 1993 in order to provide capital for the Company's equity investments in projects.

     The Company's ability to declare and pay dividends (and to make payments with respect to the Junior Subordinated Debentures) is dependent, among other things, on the ability of its project subsidiaries to declare and pay dividends (and otherwise distribute cash) to it, the Company's ability to service its parent company debt and the Company's ability to meet certain criteria for paying dividends under the Revolver and under certain outstanding indebtedness.


     The ability of the Company's subsidiaries to declare and pay dividends and otherwise distribute cash to the Company is subject to certain limitations in the project loans and other documents entered into by such project subsidiaries. Such limitations permit the payment of dividends out of current cash flow for quarterly, semi-annual or annual periods only at the end of such periods and only after payment of principal and interest on project loans due at the end of such periods.

     Cash dividend payments on AES Common Stock are limited under the Revolver to a certain percentage of cash flow. The indentures relating to the Company's existing senior subordinated notes preclude the payment of cash dividends if at the time of such payment or after giving effect thereto an event of default (as defined), or an event that, after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, if certain fixed charge coverage ratios are not met or if the payment of such dividends, together with other restricted payments, would exceed certain limits.

                                  AES TRUST II

     AES Trust II is a statutory business trust under the Delaware Business Trust Act (the "Business Trust Act") formed pursuant to an amended and restated declaration of trust dated as of October 29, 1997 (the "Declaration") among the Trustees and the Company and a certificate of trust filed with the Secretary of State of the State of Delaware, copies of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").


TRUST SECURITIES

     Upon issuance of the TECONS, the holders thereof will own all of the issued and outstanding TECONS. The Company will acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.


POWERS AND DUTIES AND TRUSTEES

     The number of trustees (the "Trustees") of AES Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be The First National Bank of Chicago, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is First Chicago Delaware Inc. that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, legal title to the Junior Subordinated Debentures purchased by the Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Guarantee is separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the TECONS. As used in this Prospectus the term "Property Trustee" with respect to the Trust refers to The First National Bank of Chicago acting either in its capacity as a Trustee under the Declaration and the holder of legal title to the Junior Subordinated Debentures purchased by the Trust or in its capacity as indenture trustee under, and the holder of, the Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of the Trust, will have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be, except under certain circumstances, at least five and the majority of Trustees shall be Regular Trustees. The term of the Trust set forth in this Prospectus may terminate earlier as provided in the Declaration.

     The duties and obligations of the Trustees of the Trust shall be governed by the Declaration of the Trust, the Business Trust Act and the Trust Indenture Act. Under its Declaration, the Trust shall not, and the Trustees shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the related Declaration. In particular, the Trust shall not and the Trustees shall cause the Trust not to
(a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures purchased by the Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities;
(b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debentures;
(e) possess any power or otherwise act in such a way as to vary the assets of the Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debentures") with respect to the Junior Subordinated Debentures deposited in the Trust as trust assets or upon the Property Trustee with respect to the TECONS, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures deposited in the Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.



BOOKS AND RECORDS

     The books and records of AES Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of TECONS or his representative for any purpose reasonably related to his interest in AES Trust during normal business hours.


THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Trust Securities of the Trust, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debentures deposited in AES Trust as trust assets, including its rights as the holder of such Junior Subordinated Debentures to enforce the Company's obligations under such Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default.

     The Property Trustee shall also be authorized to enforce the rights of holders of TECONS under the Guarantee. If the Trust's failure to make distributions on the TECONS is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debentures deposited in the Trust as trust assets to extend the interest payment period for such Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on such TECONS until an event of default under the Declaration with respect to the Trust Securities (an "Event of Default" or "Declaration Event of Default") shall have occurred. Holders of at least a majority in liquidation amount of the TECONS held by the Trust will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Guarantee, to the extent permitted by applicable law, any holder of TECONS may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce such rights or the Guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding TECONS would have the right to directly institute proceedings for enforcement of payments to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the TECONS of such holders (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of TECONS under the Declaration to the extent of any payment made by the Company to such holders of TECONS in such Direct Action.

Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of TECONS may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the TECONS of such holder (a "Holder Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debentures. In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of TECONS under the Declaration to the extent of any payment made by the Company to such holder of TECONS in such Holder Direct Action.




                           DESCRIPTION OF THE TECONS

     The TECONS were issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the TECONS and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the TECONS and is qualified in its entirety by reference to, the Declaration, the Business Trust Act and the Trust Indenture Act.


GENERAL


     The Declaration authorizes the Trust to issue the TECONS, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the TECONS rank pari passu with each other and will have equivalent terms except that (i) if a Declaration Event of Default occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic Distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the TECONS and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the TECONS and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will own and hold the Junior Subordinated Debentures as trust assets for the benefit of the holders of the TECONS and the Common Securities. The payment of Distributions out of moneys held by the Property Trustee and payments on redemption of the TECONS or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Guarantee." The Property Trustee will hold the Guarantee for the benefit of holders of the TECONS. The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS, but the Guarantee covers Distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "-- Voting Rights."


DISTRIBUTIONS


     Distributions on the TECONS will be fixed at an annual rate of $2.75 per TECONS. Distributions in arrears for more than one calendar quarter will bear interest thereon at the rate per annum of 5.50% (to the extent permitted by law), compounded quarterly. The term "Distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30 day months.

     Distributions on the TECONS will be cumulative, will accrue from October 29, 1997 and, except as otherwise described below, will be payable quarterly in arrears on the last day of each quarter, commencing on December 31, 1997, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Property Trustee.

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Trust Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, the Trust would defer quarterly Distributions on the TECONS (though such Distributions would continue to accrue with interest thereon at the rate of 5.50% per annum, compounded quarterly) during any such Extension Period; provided that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. If the Company exercises the right to extend an interest payment period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that the foregoing will not apply to any stock dividend by the Company payable in AES Common Stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period" and "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension." Payments of accrued distributions will be payable to holders of TECONS as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

     Distributions on the TECONS must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the TECONS will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the TECONS. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. As used in this Prospectus the term "Pro Rata Basis" shall mean pro rata to each holder of TECONS according to the aggregate liquidation amount of the Trust Securities of AES Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of AES Trust outstanding unless, in relation to a payment, a Declaration Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the TECONS pro rata according to the aggregate liquidation amount of the TECONS held by the relevant holder in relation to the aggregate liquidation amount of all the TECONS outstanding, and only after satisfaction of all amounts owed to the holders of TECONS, to each holder of Common Securities of AES Trust pro rata according to the aggregate liquidation amount of all Common Securities outstanding.

     The payment of distributions on the TECONS is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Guarantee." The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS but the Guarantee covers distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Distributions on the TECONS will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the TECONS remain in book-entry form, will be one Business Day (as defined herein) prior to the relevant Distribution payment date. Distributions payable on any TECONS that are not punctually paid on any Distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such TECONS is registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such TECONS is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that Distributions shall not be considered payable on any Distribution payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Distribution payment date. Distributions on the TECONS will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred and Common Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry; Delivery and Form" and "-- The Global TECONS" below. In the event that the TECONS do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the TECONS shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the TECONS is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are permitted or required by any applicable law to close.


CONVERSION RIGHTS



General

     The TECONS will be convertible at any time prior to the close of business on September 30, 2012 (or in the case of the TECONS called for redemption, prior to the close of the business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of AES Common Stock at an initial conversion rate of 0.8914 share of AES Common Stock for each TECONS (equivalent to a conversion price of $56.09 per share of AES Common Stock (the "Initial Conversion Price"), subject to adjustment as described under "-- Conversion Price Adjustments -- General" and "-- Conversion Price Adjustments -- Fundamental Change" below. If a TECONS is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the TECONS is registered at the close of business on such record date, and (other than a TECONS or a portion of a TECONS called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the TECONS must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date.

     The terms of the TECONS provide that a holder of a TECONS wishing to exercise its conversion right shall surrender such TECONS, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such TECONS for an equivalent amount of Junior Subordinated Debentures and immediately convert such Junior Subordinated Debentures into AES Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the TECONS is in effect, however, procedures for converting the TECONS into shares of AES Common Stock will differ, as described under "Book-Entry -- Delivery and Form" and "-- The Global TECONS."

     No fractional shares of AES Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by AES in cash based on the market price of AES Common Stock on the date such TECONS are surrendered for conversion.


Conversion Price Adjustments -- General

     The Initial Conversion Price is subject to adjustment (under formulae set forth in the Trust Indenture) in certain events, including:


        (i) the issuance of AES Common Stock as a dividend or distribution on AES Common Stock;

        (ii) certain subdivisions and combinations of AES Common Stock;

       (iii) the issuance to all holders of AES Common Stock of certain rights or warrants to purchase AES Common Stock at less than the then current market price;

       (iv) the distribution to all holders of AES Common Stock of (A) equity securities of the Company (other than AES Common Stock), (B) evidences of indebtedness of the Company and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in clause (iii) above, (2) any rights or warrants to acquire any capital stock  of any  entity  other  than the  Company,  (3) any  dividends  or distributions in connection with the liquidation, dissolution or winding-up of the Company, (4) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (5) any dividends or distributions referred to in clause (i) above);

        (v) distributions to all holders of AES Common Stock, consisting of cash, excluding (a) any cash dividends on AES Common Stock to the extent that the aggregate cash dividends per share of AES Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of AES Common Stock of the cash dividends paid on AES Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of AES Common Stock), and (y) 15% of the average of the daily Closing Price (as defined in the Trust Indenture) of AES Common Stock for the ten consecutive Trading Days (as defined in the Trust Indenture) immediately prior to the date of declaration of such dividend, and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or a redemption of any rights issued under a rights agreement; provided, however, that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below; and

       (vi) payment in respect of a tender or exchange offer by the Company or any subsidiary of the Company for AES Common Stock to the extent that the cash and value of any other consideration included in such payment per share of AES Common Stock exceed (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of AES Common Stock on the Trading Day next succeeding the Expiration Time (as defined in the Trust Indenture) for such tender or exchange offer.


     If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a dividend described in subclause (a) of clause (v) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause
(vi) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the AES Common Stock acquired in the tender or exchange offer exceeds 110% of the value of such shares based on the first reported sale price of AES Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, the Company may provide that upon the conversion of the TECONS the holder converting such TECONS will receive, in addition to the AES Common Stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its TECONS into AES Common Stock.

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company from time to time may, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 Business Days (as defined in the Trust Indenture), in which case the Company shall give at least 15 days' notice of such reduction. In particular, the Company may, at its option, make such reduction in the conversion price, in addition to those set forth above, as the Company deems advisable to avoid or diminish any income tax to holders of AES Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons. See "Certain Federal Tax Consequences -- Adjustment of Conversion Price."


Conversion Price Adjustments -- Fundamental Change

     In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation, (i) any recapitalization or reclassification of AES Common Stock (other than a change in par value or as a result of a subdivision or combination of AES Common Stock); (ii) any consolidation or merger of the Company with or into another corporation as a result of which holders of AES Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for AES Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding AES Common Stock); (iii) any sale or transfer of all or substantially all of the assets of the Company; or (iv) any compulsory share exchange, pursuant to any of which holders of AES Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each TECONS then outstanding shall have the right thereafter to convert such TECONS only into (x) if any such transaction does not constitute a Common Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of AES Common Stock issuable upon conversion of such TECONS immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as defined below), giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change, shares of common stock of the kind received by holders of AES Common Stock as result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the AES Common Stock, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee (as defined herein), satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

     Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

        (i) in the case of a Non-Stock Fundamental Change, the conversion price per share of AES Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be 100 and the denominator of which will be an amount based on the date such Non-Stock Fundamental Change occurs. For the 12-month period beginning October 29, 1997, the denominator will be 105.50, and the denominator will decrease by 0.6875 during each successive 12-month period; provided, that the denominator shall in no event be less than 100.0.

       (ii) in the case of a Common Stock Fundamental Change, the conversion price per share of AES Common Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of AES Common Stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the Common Stock Fundamental Change) and (B) all of the AES Common Stock (subject to certain limited exceptions) shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of AES Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of AES Common Stock as a result of the Common Stock Fundamental Change.


     The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all of the AES Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of AES Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (a "Non-Stock Fundamental Change," as defined herein), to increase the securities, cash or property into which each TECONS is convertible.


     In a Non-Stock Fundamental Change transaction where the initial value received per share of AES Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of the TECONS but greater than or equal to the Reference Market Price (as defined herein), the conversion price will be adjusted as described above with the effect that each TECONS will be convertible into securities, cash or property of the same type received by the holders of AES Common Stock in such transaction but in an amount per TECONS equal to the amount indicated as the denominator as of the date of such transaction as set forth in clause (i) above with respect to conversion prices for Non-Stock Fundamental Changes.


     In a Non-Stock Fundamental Change transaction where the initial value received per share of AES Common Stock (measured as described in the definition of Applicable Price below) is lower than both the conversion price of a TECONS and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.


     In a Fundamental Change transaction where all or substantially all the AES Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of AES Common Stock (subject to certain limited exceptions) consists of listed or Nasdaq National Market traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (a) where AES Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each TECONS will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of AES Common

Stock into which such TECONS was convertible immediately before the transaction (measured as aforesaid) and (b) where AES Common Stock is converted solely into such common stock, each TECONS will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of AES Common Stock into which such TECONS was convertible immediately before such transaction. In determining the amount and type of consideration received by a holder of AES Common Stock in the event of a Fundamental Change, consideration received by a holder of AES Common Stock pursuant to a statutory right of appraisal will be disregarded.

     "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of AES Common Stock receive only cash, the amount of cash receivable by a holder of one share of AES Common Stock and (ii) in the event of any other Fundamental Change, the average of the Closing Prices (as defined in the First Supplemental Indenture) for one share of AES Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of AES Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date on which the holders of the AES Common Stock will have the right to receive such cash, securities, property or other assets.

     "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of AES Common Stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market, provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding TECONS continue to exist as outstanding TECONS or (ii) the outstanding TECONS continue to exist as TECONS and are convertible into shares of common stock of the successor to the Company.

     "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the AES Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the AES Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of AES Common Stock received in the transaction or event as a result of which more than 50% of the AES Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets.

     "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of common stock received by holders of AES Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of AES Common Stock entitled to receive such shares of common stock or, if there is no such record date, prior to the date upon which the holders of AES Common Stock shall have the right to receive such shares of common stock.

     "Reference Market Price" will initially mean $29.92 (which represents 662/3% of the last reported sale price per share of AES's Common Stock on the NYSE on October 23, 1997) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price of the TECONS.

     Conversions of the TECONS may be effected by delivering them to the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York.

     Conversion price adjustments may, in certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended (the "Code"), to holders of TECONS or to holders of AES Common Stock issued upon conversion thereof. See "Certain Federal Tax Consequences -- Adjustment of Conversion Price."

     No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.


SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the TECONS and the Common Securities would be distributed on a Pro Rata Basis to the holders of the TECONS and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the TECONS will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or the Company or the holders of the TECONS, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of TECONS and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption TECONS and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to the Company or the Regular Trustees the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the TECONS, the Company will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the TECONS, except that if an Event of Default under the Declaration has occurred and is continuing, the TECONS will have a priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after October 23, 1997 as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after October 23, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after October 23, 1997.

     On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the TECONS and the Common Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the TECONS, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing TECONS not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such TECONS, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for TECONS if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the TECONS exchanged.

MANDATORY REDEMPTION

     Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem TECONS and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the TECONS, except that if an Event of Default under the Declaration has occurred and is continuing, the TECONS will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding TECONS and Common Securities are to be redeemed, the TECONS and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding TECONS are to be redeemed, TECONS registered in the name of and held by DTC or its nominee will be redeemed as described under "-- Redemption Procedures" below.

REDEMPTION PROCEDURES

     The Trust may not redeem any outstanding TECONS unless all accrued and unpaid distributions have been paid on all TECONS for all quarterly distribution periods terminating on or prior to the date of notice of redemption.

     If the Trust gives a notice of redemption in respect of TECONS (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the TECONS. See "-- The Global TECONS." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the TECONS called for redemption, such TECONS shall no longer be deemed to be outstanding and all rights of holders of such TECONS so called for redemption will cease, except the right of the holders of such TECONS to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any TECONS which have been so called for redemption. If any date fixed for redemption of TECONS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Junior Subordinated Debentures on maturity or on the date fixed for this redemption or if payment of the Redemption Price in respect of TECONS is improperly withheld or refused and not paid by the Property Trustee or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such TECONS will continue to accrue, from the original redemption date of the TECONS to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding TECONS are to be redeemed, the TECONS will be redeemed as described below under "-- Book-Entry; Delivery and Form" and "-- The Global TECONS."

     If a partial redemption of the TECONS would result in the delisting of the TECONS by any national securities exchange or other organization on which the TECONS are then listed, the Company pursuant to the Indenture will only redeem Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the TECONS in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding TECONS by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the TECONS and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $50 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the TECONS and Common Securities in exchange therefor.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the TECONS and the Common Securities shall be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the TECONS, except that if an Event of Default under the Declaration has occurred and is continuing, the TECONS shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

     Pursuant to the Declaration, the Trust shall terminate: (i) on November 1, 2031, the expiration of the term of the Trust; (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities.


NO MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity.


DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an Event of Default under the Declaration with respect to the Trust Securities; provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the TECONS have been cured or waived. Until all such Events of Default with respect to the TECONS have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the TECONS, and only the holders of the TECONS will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the TECONS is waived by the holders of the TECONS as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Voting Rights" below.

     Upon the occurrence of an Event of Default, the Property Trustee as the holder of all of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Junior Subordinated Debentures."


REGISTRATION RIGHTS

     In connection with the Original Offering, the Trust and the Company agreed with the Initial Purchasers, for the benefit of the holders of the TECONS, that the Company will use its reasonable best efforts, and at its cost, to file on or before the 90th day following the date of original issuance of the TECONS a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the TECONS, the Guarantee, the Junior Subordinated Debentures and the shares of AES Common Stock issuable upon conversion (the "Registrable Securities") and to keep such registration statement effective until the earlier of (i) the sale pursuant to such registration statement or Rule 144 under the Securities Act of all the Registrable Securities and (ii) two years after the date of the original issuance of the TECONS. Holders will be required to provide certain information to the Company to be included in the registration statement in order to use the prospectus for resales. The Company shall provide to each holder copies of the prospectus, notify each holder when such registration statement has become effective and take certain other actions as are required to permit resales. In the event that (i) the Shelf Registration Statement is not declared effective on or prior to the 180th day following the date of original issuance of the TECONS or (ii) if use of the Shelf Registration Statement for resales is suspended for any time during the two-year period after the date of original issuance of the TECONS for a period in excess of 30 days during any three-month period or 60 days during any 12-month period (each, a "permitted black-out period"), then additional cumulative cash distributions (in addition to amounts otherwise due on the TECONS) will accrue at an annual rate of $0.25 per TECONS for the first 90 days and increasing to $0.50 per TECONS thereafter if clause (i) applies from April 28, 1998 until such registration statement is declared effective and if clause (ii) applies, then during the period, other than any permitted black-out period, use is so suspended. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement.


VOTING RIGHTS

     Except as provided below, under "Modification and Amendment of the Declaration" and "Description of the Guarantee" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the TECONS will have no voting rights.

     Subject to the requirements of this paragraph, the holders of a majority in aggregate liquidation amount of the TECONS have the right (i) on behalf of all holders of TECONS, to waive any past default that is waivable under the Declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (B) waive any past default that is waivable under Section 6.06 of the Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; provided that where a consent under the Indenture would require the consent of (a) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (b) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of TECONS representing such specified percentage of the aggregate liquidation amount of the TECONS or, in the case of clause (b) above, each holder of all TECONS affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of TECONS. The Property Trustee shall notify all holders of record of TECONS of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the TECONS unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Junior Subordinated Debentures under the Indenture), any holder of TECONS may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person. In addition, in case of an Event of Default which is attributed to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures, a holder of TECONS may directly institute a proceeding for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the TECONS of such holder. See "-- Declaration Events of Default."

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of holders of the TECONS will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

     In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Trust Indenture with respect to any amendment, modification or termination of the Trust Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent of holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures, the Property Trustee may only give such consent at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities; and, provided, further, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     Any required approval or direction of holders of TECONS may be given at a separate meeting of holders of TECONS convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of TECONS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of TECONS. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of TECONS will be required for the Trust to redeem and cancel TECONS or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of TECONS are entitled to vote or consent under any of the circumstances described above, any of the TECONS at such time that are owned by the Company or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning TECONS registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "-- The Global TECONS" below. Holders of the TECONS will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided, that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to above would adversely affect only the TECONS or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee; (iv) Article IV of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust may not be amended without the consent of the Company; and (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity; (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) to add to the covenants, restrictions or obligations of the Company; and (iv) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders.


DEBTS AND OBLIGATIONS

     In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of AES Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which AES Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against AES Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


BOOK-ENTRY; DELIVERY AND FORM


The following describes the delivery and order of TECONS in connection with the Originial Offering and transactions in TECONS which are not being or have not been resold under this Prospectus.

     The certificates representing the TECONS have been issued in fully registered form. TECONS resold in offshore transactions in reliance on Regulation S under the Securities Act are represented by a single, permanent global TECONS in definitive, fully registered form (the "Regulation S Global TECONS") deposited with the Property Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Euroclear and Cedel.

     TECONS resold in reliance on Rule 144A are represented by a single, permanent global TECONS in definitive, fully registered form (the "Restricted Global TECONS") deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC. The Restricted Global TECONS (and any TECONS issued in exchange therefor) are subject to certain restrictions on transfer set forth therein and will bear a legend regarding such restrictions. Beneficial interests in the Restricted Global TECONS may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global TECONS only upon receipt by the Trustee of a written certification to the effect that such transfer is being made in accordance with Regulation S under the Securities Act. After the TECONS have been registered and resold under the Securities Act, all certification requirements with respect to the TECONS will cease.

Resales Under this Prospectus

     TECONS resold under the Registration Statement of which this Prospectus forms a part will be represented by a single, permanent global TECONS in definitive, fully registered form (the "Unrestricted Global TECONS" and with the Regulation S Global TECONS and the Restricted Global TECONS, the "Global TECONS"), which is deposited with the Property Trustee as custodian for DTC and registered in the name of a nominee of DTC.

     Upon each sale by a Selling Holder of TECONS (or the Junior Subordinated Debentures or shares of AES Common Stock into which the TECONS or Junior Subordinated Debentures, as the case may be, may be converted) offered hereby, such Selling Holder will be required to deliver a notice (the "Notice") of such sale to the Property Trustee and the Company. The Notice will, among other things, identify the sale as a sale pursuant to the Registration Statement of which this Prospectus forms a part, certify that the prospectus delivery requirements, if any, of the Securities Act have been satisfied, and certify that the Selling Holder and the number of TECONS (or Junior Subordinated Debentures or shares of AES Common Stock, as the case may be) are identified in the Prospectus in accordance with the applicable rules and regulations under the Securities Act. A copy of the Notice is included herein in Appendix A. Additional copies may be requested form the Company, Attention: William R. Luraschi, General Counsel and Secretary, 1001 North 19th Street, Arlington, Virginia 22209, telephone number (703) 522-1315.

     Upon receipt by the Property Trustee of the Notice relating to a sale of TECONS, an appropriate adjustment will be made to reflect a decrease in the principal amount of the Restricted Global TECONS or the Regulation S Global TECONS, as the case may be, or the cancellation of a TECONS in certificated form upon the transfer thereof, and a corresponding increase in the principal amount of the Unrestricted Global TECONS.


Transfers between Global Securities

     Any beneficial interest in one of the Global TECONS that is transferred to a person who takes delivery in the form of an interest in the other Global TECONS, will, upon transfer, cease to be an interest in such Global TECONS and become an interest in the other Global TECONS, and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other Global TECONS for as long as it remains such interest. Except in the limited circumstances described under "The Global TECONS," owners of beneficial interests in Global TECONS will not be entitled to receive physical delivery of Certificated TECONS (as defined below). The TECONS are not issuable in bearer form.


Resales to Institutional Accredited Investors

     TECONS which are not resold under this Prospectus and which are transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchaser") will be issued in registered form ("Certificated TECONS"). Upon the transfer of Certificated TECONS initially issued to a Non-Global Purchaser either to a qualified institutional buyer or in accordance with Regulation S, such Certificated TECONS will, unless the relevant Global TECONS has previously been exchanged in whole for Certificated TECONS, be exchanged for an interest in a Global TECONS.


THE GLOBAL TECONS

     Upon the issuance of the Global TECONS, DTC or its custodian have credited or will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global TECONS to the accounts of persons who have accounts with such depository. Such accounts were initially designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global TECONS will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global TECONS will be shown on, and the transfer of that ownership will be effected only through, records maintained by, DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants). Investors may hold their interest in the Global TECONS directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     Investors may hold their interests in the Regulation S Global TECONS directly through Cedel or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold such interests through organizations other than Cedel or Euroclear that are participants in the DTC system. Cedel and Euroclear will hold interests in the Regulation S Global TECONS on behalf of their participants through DTC.

     So long as DTC, or its nominee, is the registered owner or holder of the Global TECONS, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the TECONS represented by such Global TECONS for all purposes under the Trust Agreement and the TECONS. No beneficial owner of an interest in the Global TECONS will be able to transfer that interest except in accordance with the procedures provided for under "Book Entry; Delivery and Form," as well as DTC's applicable procedures and, if applicable, those of Euroclear and Cedel.

     Payments of the principal of, and interest on, the Global TECONS will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trust or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global TECONS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global TECONS will credit participants' accounts with payments in accounts proportionate to their respective beneficial interests in the principal amount of the Global TECONS as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global TECONS held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated TECONS for any reason, including to sell TECONS to persons in states which require such delivery of such TECONS or to pledge such TECONS, such holder must transfer its interest in the Global TECONS in accordance with the normal procedures of DTC and the procedures set forth in "Book Entry; Delivery and Form." Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of TECONS (including the presentation of TECONS for exchange as described below) only at the direction of one or more participants to whose accounts the DTC interests in the Global TECONS is credited and only in respect of such portion of the aggregate liquidation amount of TECONS as to which such participant or participants has or have given such direction.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definite form. Such laws may impair the ability to transfer beneficial interests in the Global TECONS as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities without electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certification.

Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the Nasdaq National Market, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC System is also available to others, such as securities brokers and dealers, banks and trust companies that clear transaction through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Conversion and redemption notices shall be sent to DTC or its nominee. If less than all of the TECONS of a Direct Participant are being converted or redeemed, DTC or such nominee will reduce the amount of the interest of each Direct Participant in such TECONS in accordance with its normal procedures.

     Although voting with respect to the TECONS is limited, in those cases where a vote is required, neither DTC nor its nominee will itself consent or vote with respect to TECONS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns consenting or voting rights to those Direct Participants to whose accounts the TECONS are credited on the record date (identified in a listing attached to the Omnibus Proxy). AES and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interest in the Global TECONS among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective obligations under the rules and procedures governing their operations. IF DTC discontinues being the Depositary and a successor Depositary is not obtained, certificates for the TECONS are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of AES) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor Depositary) with respect to the TECONS. In that event, certificates for the TECONS will be printed and delivered.

     The information in this section concerning DTC, Euroclear and Cedel and DTC's book-entry system has been obtained from sources that AES and the Trust believe to be reliable, but neither AES nor the Trust takes responsibility for the accuracy thereof.


CONVERSION AGENT, REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The Property Trustee will act as Conversion Agent. In addition, in the event the TECONS do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the TECONS will be payable, the transfer of the TECONS will be registrable, and TECONS will be exchangeable for TECONS of other denominations of a like aggregate liquidation amount, at the corporate trust office of the Property Trustee in New York, New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any TECONS will be made only upon surrender of such TECONS to the Property Trustee.

     The First National Bank of Chicago or one of its affiliates will act as registrar and transfer agent for the TECONS. The First National Bank of Chicago will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of TECONS will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of TECONS after such TECONS have been called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of TECONS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company and certain of its affiliates maintain a deposit account and banking relationship with the Property Trustee.


GOVERNING LAW

     The Declaration and the TECONS are governed by, and will be construed in accordance with, the internal laws of the State of Delaware.


MISCELLANEOUS

     The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

     The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not the Company and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.



                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee executed and delivered by the Company for the benefit of the holders from time to time of TECONS. The Guarantee has been separately qualified under the Trust Indenture Act and is held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the TECONS. The terms of the Guarantee are those set forth in the Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Guarantee and is qualified in its entirety by reference to the Guarantee (a copy of which has been included as an exhibit to the Registration Statement of which this Prospectus Offering is a part) and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the Guarantee.


GENERAL

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the TECONS, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by AES Trust), to the extent not paid by AES Trust, regardless of any defense, right of set-off or counterclaim that AES Trust may have or assert. The following payments or distributions with respect to TECONS to the extent not paid or made by AES

Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on TECONS, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any TECONS called for redemption by AES Trust but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in AES Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of AES Trust (other than in connection with the distribution of such Junior Subordinated Debentures to the holders of TECONS or the redemption of all of the TECONS upon the maturity or redemption of such Junior Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the TECONS to the date of payment, to the extent AES Trust has funds available therefor or (b) the amount of assets of AES Trust remaining available for distribution to holders of the TECONS in liquidation of AES Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of TECONS or by causing AES Trust to pay such amounts to such holders.

     The Guarantee is a guarantee from the time of issuance of the TECONS, but the Guarantee covers distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in AES Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debentures deposited in AES Trust as trust assets, the Property Trustee will not make distributions of the TECONS and AES Trust will not have funds available therefor.

     The Company's obligations under the Declaration, the Guarantee issued with respect to TECONS, the Junior Subordinated Debentures purchased by the Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the TECONS.



CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, has covenanted that, so long as any TECONS issued by AES Trust remain outstanding, the Company will not (A) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debentures, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee, (ii) there shall have occurred any Declaration Event of Default under the Declaration or (iii) in the event that Junior Subordinated Debentures are issued to AES Trust in connection with the issuance of Trust Securities, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period as provided in the terms of the Junior Subordinated Debentures and such period, or any extension thereof, is continuing: provided that the foregoing will not apply to stock dividends paid by the Company in its Common Stock. In addition, so long as any TECONS remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by AES Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable AES Trust and (ii) to use reasonable efforts to cause such AES Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.


AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of TECONS (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding TECONS issued by AES Trust. All guarantees and agreements contained in the Guarantee shall bind the succes-sors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the TECONS then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under the Guarantee.



TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect as to the TECONS upon full payment of the redemption price of all the TECONS, or upon distribution of the Junior Subordinated Debentures to the holders of the TECONS in exchange for all of the TECONS, or upon full payment of the amounts payable upon liquidation of AES Trust. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TECONS must restore payment of any sums paid under the TECONS or the Guarantee.

     The Company's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company. The Company's obligations under the Guarantee will rank pari passu with other Preferred Securities Guarantees of the Company. Because the Company is a holding company, the Company's obligations under the Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. The Declaration provides that each TECONS holder's acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.


STATUS OF THE GUARANTEE

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be deposited with The First National Bank of Chicago, as indenture trustee, to be held for the benefit of the holders of the TECONS issued by AES Trust. The First National Bank of Chicago shall enforce the Guarantee on behalf of the holders of the TECONS. The holders of not less than a majority in aggregate liquidation amount of the TECONS have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to The First National Bank of Chicago. If The First National Bank of Chicago fails to enforce the Guarantee as above provided, any holder of TECONS may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee, without first instituting a legal proceeding against AES Trust or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of TECONS may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment.

MISCELLANEOUS

     The Company will be required to provide annually to The First National Bank of Chicago a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance. The Company is required to file annually with The First National Bank of Chicago an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

     The First National Bank of Chicago, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The First National Bank of Chicago is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of TECONS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee is governed by, and will be construed in accordance with, the laws of the State of New York.



               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


     Set forth below is a description of the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities and which have been deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture dated as of March 1, 1997 between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"), as supplemented by the Second Supplemental Indenture dated as of October 29, 1997 between the Company and the Indenture Trustee (as so supplemented, the "Trust Indenture" or the "Indenture") copies of which have been included as exhibits to the Registration Statement of which this Prospectus forms a part. The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.


     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.


     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the TECONS -- Special Event Redemption or Distribution."


GENERAL


     The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the TECONS issued by the Trust and
(ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures). Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debentures to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, on September 30, 2012. The Junior Subordinated Debentures are not subject to any sinking fund.

     If Junior Subordinated Debentures are distributed to holders of TECONS in dissolution of the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures.

     In the event that Junior Subordinated Debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.


SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Junior Subordinated Debentures will, to the extent and in the manner set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior and Subordinated Debt of the Company.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Junior Subordinated Debentures.

     No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debentures may be made by the Company if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt or during certain periods when an event of default under certain Senior and Subordinated Debt permits the lenders thereunder to accelerate the maturity of such Senior and Subordinated Debt. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior and Subordinated Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from holders of such Designated Senior and Subordinated Debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debentures may be made by the Company during a period (the "Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior and Subordinated Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Junior Subordinated Debentures during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior and Subordinated Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior and Subordinated Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of such subordination, in the event of insolvency, funds that would otherwise be payable to holders of Junior Subordinated Debentures will be paid to the holders of Senior and Subordinated Debt of the Company to the extent necessary to pay such Debt in full, and the Company may be unable to meet fully its obligations with respect to the Junior Subordinated Debentures.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred purchase price of property or services, except trade payables, (v) all obligations of such person as lessee under capitalized leases, (vi) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others guaranteed by such person to the extent such Debt is guaranteed by such person, (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of such person under currency agreements and interest rate agreements.

     "Designated Senior and Subordinated Debt" is defined to mean (i) Debt under the Credit Agreement dated as of May 20, 1996 (the "Credit Agreement") among the Company, the Banks named on the signature pages thereof and the Morgan Guaranty Trust Company of New York, as agent for the banks, as such Credit Agreement has been and may be amended, restated, supplemented or otherwise modified from time to time and (ii) Debt constituting Senior and Subordinated Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and (B) is specifically designated in the instrument evidencing such Senior and Subordinated Debt as "Designated Senior and Subordinated Debt" by the Company.

     "Senior and Subordinated Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Indenture; provided that such Senior and Subordinated Debt shall not include (i) Debt of the Company to any Affiliate, (ii) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, (iii) any other Debt of the Company which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Junior Subordinated Debentures, and in particular the Junior Subordinated Debentures shall rank pari passu with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity, and (iv) redeemable stock of the Company.

OPTIONAL REDEMPTION

     Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to September 30, 2000. AES shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after September 30, 2000, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the Junior Subordinated Debentures) together with accrued and unpaid interest, including Compound Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning September 30:




YEAR                                                 REDEMPTION PRICE
-------------                                       -----------------
  2000............................................      103.438%
  2001............................................      102.750%
  2002............................................      102.063%
  2003............................................      101.375%
  2004............................................      100.688%




and 100% if redeemed on or after September 30, 2005.


     If the Junior Subordinated Debentures are redeemed on any Interest Payment Date (as defined below), accrued and unpaid interest shall be payable to holders of record on the relevant record date.

     So long as the corresponding TECONS are outstanding, the proceeds from the redemption of any Junior Subordinated Debentures will be used to redeem TECONS.


     The Company will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the TECONS -- Special Event Redemption or Distribution."

     The Company may not redeem any Junior Subordinated Debentures unless all accrued and unpaid interest thereon, including Compounded Interest, has been paid for all quarterly periods terminating on or prior to the date of notice of redemption.

     If the Company gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Junior
Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay the Junior Subordinated Debentures on maturity or the date fixed for this redemption, or if payment of the Redemption Price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price. If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part.



INTEREST

     The Junior Subordinated Debentures will bear interest at the rate of 5.50% per annum from October 29, 1997. Interest will be payable quarterly in arrears on the last day of each calendar quarter (each, an "Interest Payment Date"), commencing on December 31, 1997, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event (i) the TECONS shall not continue to remain in book-entry only form or (ii) if following distribution of the Junior Subordinated Debentures to holders of Trust Securities upon dissolution of the Trust as described under "Description of the TECONS", the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the relevant record date will be the fifteenth day of the month in which the relevant Interest Payment Date occurs. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30 day months. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarters. The Company has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that the foregoing will not apply to stock dividends payable in AES Common Stock paid by the Company. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. On the Interest Payment Date occurring at the end of each Extension Period, the Company shall pay to the holders of Junior Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters; provided, that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. The failure by the Company to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or the Company's currently outstanding indebtedness.

     If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the TECONS are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the TECONS of the record date or the date such distribution is payable. The Trust shall give notice of the Company's selection of such Extension Period to the holders of the TECONS.

     If Junior Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.


ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the U.S., or any other taxing authority, then, in any such case, AES will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.


CONVERSION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are convertible into AES Common Stock at the option of the holders of the Junior Subordinated Debentures at any time prior to the close of business on September 30, 2012 (or, in the case of Junior Subordinated Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at the Initial Conversion Price subject to the conversion price adjustments described under "Description of the TECONS -- Conversion Rights." The Trust has agreed not to convert Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of TECONS. Upon surrender of a TECONS to the Conversion Agent for conversion, the Trust will distribute Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the TECONS so converted, whereupon the Conversion Agent will convert such Junior Subordinated Debentures to AES Common Stock on behalf of such holder. AES's delivery to the holders of the Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of AES Common Stock into which the Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the obligation of AES to pay the principal amount of the Junior Subordinated
Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Junior Subordinated Debenture is converted after a record date for payment of interest, the interest payable on the related Interest Payment Date with respect to such Junior Subordinated Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Junior Subordinated Debentures, as the case may be, despite such conversion.

COMPOUNDED INTEREST

     Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the TECONS pursuant to the terms thereof.

CERTAIN   COVENANTS  OF  THE  COMPANY  APPLICABLE  TO  THE  JUNIOR  SUBORDINATED
DEBENTURES


     If Junior Subordinated Debentures are issued to AES Trust in connection with the issuance of Trust Securities by AES Trust, the Company will covenant in the Indenture that, so long as the TECONS issued by AES Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debentures or (iii) in the event that Junior Subordinated Debentures are issued to AES Trust in connection with the issuance of Trust Securities by AES Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period as provided in the terms of such Junior Subordinated Debentures and such period, or any extension thereof, is continuing; provided that (x) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by the Company. In addition, if Junior Subordinated Debentures are issued to AES Trust in connection with the issuance of Trust Securities by AES Trust, for so long as TECONS remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by AES Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by AES Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) not to take any action which would cause AES Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of Junior Subordinated Debentures.


INDENTURE EVENTS OF DEFAULT


     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debentures:



       (a) failure for 30 days to pay interest on the Junior Subordinated Debentures of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;


       (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debentures of such series when due whether at maturity, upon redemption, by declaration or otherwise;


       (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures of such series; or



       (d) certain events in bankruptcy, insolvency or reorganization of the Company.


     In each and every such case, unless the principal of all the Junior Subordinated Debentures of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of that series may, on behalf of the holders of all the Junior Subordinated Debentures of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debentures. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

     If Junior Subordinated Debentures are issued to AES Trust in connection with the issuance of Trust Securities, then under the applicable Declaration an Indenture Event of Default with respect to such series of Junior Subordinated Debentures will constitute a Declaration Event of Default.


MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, reduce the principal amount thereof, reduce the rate or extent the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such modification, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02)


CONSOLIDATION, MERGER AND SALE

     The Indenture will provide that the Company may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing. (Section 10.01)


DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of a series (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures of that series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S.

Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debentures of such series; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debentures of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debentures of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law); (iv) the Company has delivered to the Indenture Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and (v) no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debentures of such series at the date of the irrevocable deposit referred to above. (Section 11.01)



GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures are governed by the laws of the State of New York. (Section 13.05)


INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

     The Company and its subsidiaries maintain ordinary banking and trust relationships with The First National Bank of Chicago and its affiliates.


MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11)


BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of TECONS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debentures will be issued
(i) if to owners of beneficial interests in the Global TECONS, in the form of one or more global certificates (each, a "Global Security") registered in the name of the Depositary or its nominee or (ii) if to holders of certificated TECONS, in registered form (each, a "Certificated Security"). Except under the limited circumstances described below, Junior Subordinated

Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers or securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided herein, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each beneficial owner of an interest in a Global Security must rely on the procedures of the Depositary, or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Debentures are distributed to holders of TECONS in liquidation of such holders' interests in the Trust, DTC will act as Depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the Depositary arrangements, see "Description of the TECONS -- The Global TECONS." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's and Euroclear's and Cedel's practices as they relate to purchases, transfers, notices and payments with respect to the TECONS apply in all material respects to any debt obligations represented by one or more Global Securities held by the Company. The Company may appoint a successor to DTC or any successor Depositary in the event DTC or such successor Depositary is unable or unwilling to continue as a Depositary for the Global Securities.

     None of the Company, the Trust, the Property Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act, at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.


                  RELATIONSHIP BETWEEN THE TECONS, THE JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the  Declaration,  the Trust exists for the sole purpose of
(a) issuing the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and investing the proceeds from such issuance and sale in the Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the TECONS primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the TECONS and the proceeds received by the Trust upon issuance of the Common Securities to the Company; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the TECONS; (iii) the Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and
(iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.


     Payments of distributions and other payments due on the TECONS are guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the TECONS. Under the Declaration, if and to the extent the Company does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the TECONS. The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS, but the Guarantee covers distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.


     The Property Trustee will have the Power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated
Debentures,  including  its  rights  as the  holder of the  Junior  Subordinated
Debentures to enforce the Company's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Guarantee on behalf of the holders of the TECONS. In addition, the holders of at least a majority in liquidation amount of the TECONS will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Guarantee. If the Property Trustee fails to enforce its rights under the Trust Indenture any holder of TECONS may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce such rights. If the Property Trustee fails to enforce the Guarantee, to the extent permitted by applicable law, any holder of TECONS may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of TECONS may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. See "Description of the TECONS" and "Description of the Guarantee."


     The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the TECONS.



                        CERTAIN FEDERAL TAX CONSEQUENCES


     In the opinion of Davis Polk & Wardwell, counsel to the Company and the Trust, the following are the material United States federal income tax consequences of the ownership and disposition of TECONS. Unless otherwise stated, this summary deals only with TECONS held as capital assets by holders who acquire the TECONS upon original issuance at the price indicated on the cover of this Prospectus. It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding TECONS as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is


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

based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TECONS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness. However, no assurance can be given, that this characterization will not be challenged by the Internal Revenue Service or the courts. The remainder of this discussion assumes that the characterization of the Junior Subordinated Debentures as indebtedness of the Company will be respected.


CLASSIFICATION OF THE TRUST

     Davis Polk & Wardwell, counsel to the Company and the Trust, will render its opinion generally to the effect that, assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of TECONS will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust and will be required to include in gross income its pro rata share of income accrued on the Junior Subordinated Debentures.


ACCRUAL OF ORIGINAL ISSUE DISCOUNT

     The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" ("OID"). Accordingly, each holder of TECONS, including a taxpayer who otherwise uses the cash method of accounting, will be required to include its pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the TECONS. Generally, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by a holder for any quarterly interest period (assuming no disposition prior to the record date for such distribution) will generally equal the sum of the daily accruals of income for such quarterly interest period.

     The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because the Company has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includable in determining their "stated redemption price at maturity." The "issue price" of each $50 principal amount of Junior Subordinated Debentures will be equal to the first price to the public at which a substantial amount of the TECONS is sold for cash, which is expected to be $50.

     A holder's initial tax basis for its pro rata share of the Junior Subordinated Debentures will be equal to its pro rata share of their "issue price," as defined above, and will be increased by original issue discount accrued with respect to its pro rata share of the Junior Subordinated Debentures, and reduced by the amount of cash distributions with respect thereto. No portion of the amounts received on the TECONS will be eligible for the dividends received deduction.


POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE JUNIOR SUBORDINATED DEBENTURES

     Holders of TECONS will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an extended interest payment period ever though cash distributions on TECONS are deferred. A holder who disposes of the TECONS during an ex-


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


tended interest period may suffer a loss because the market will likely fall if AES exercises its option to defer payments of interest on the Junior Subordinated Debentures. See "Disposition of the TECONS" below. Furthermore, the market value of the TECONS may not reflect the accumulated distributions that will be paid at the end of the extended interest period, and a holder who sells the TECONS during the extended interest period will not receive from AES any cash related to the interest income the holder already accrued and included in its taxable income under the OID rule (because that cash will be paid to the holder of record at the end of the extended interest period).


DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TECONS

     A distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the TECONS -- Special Event Redemption or Distribution" will be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such holder was considered to have had in its pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.


DISPOSITION OF THE TECONS

     Upon a sale, exchange or other disposition of the TECONS (including a distribution of cash in redemption of a holder's TECONS upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a holder will be considered to have disposed of all or part of its pro rata share of the Junior Subordinated Debentures, and will recognize capital gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Holders are advised to consult their tax advisers regarding the taxation of capital gains and losses.

     The TECONS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of its TECONS between record dates for payments of distributions thereon will nevertheless be required to include, as OID income, the amount of any accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of such accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income (including any previously included OID income) for United States federal income tax purposes.


CONVERSION OF TECONS TO AES COMMON STOCK

     A holder of TECONS will not recognize income, gain or loss upon the conversion through the Conversion Agent, of Junior Subordinated Debentures into AES Common Stock. A holder of TECONS will recognize gain upon the receipt of cash in lieu of a fractional share of AES Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such holder's tax basis in the AES Common Stock received upon conversion will generally be equal to such holder's tax basis in the TECONS delivered to the Conversion Agent for exchange, less the basis allocated to any fractional share for which cash is received. Such holder's holding period in the AES Common Stock received upon conversion will generally include the holder's holding period of the TECONS delivered to the Conversion Agent for exchange, except possibly with respect to AES Common Stock received in respect of any accrued but unpaid OID.


ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under section 305 of the Code would treat holders of TECONS as having received a constructive distribution from AES in certain events pursuant to which the conversion rate of the Junior Subordinated Debentures were adjusted. Therefore, under certain circumstances, a reduction in the conversion price for the Junior Subordinated Debentures may result in deemed dividend income to holders of TECONS to the extent of the current or accumulated earnings and profits of AES. Holders of TECONS are advised to consult their tax advisors as to the income tax consequences of adjustments in the conversion rate of TECONS.



INFORMATION REPORTING TO HOLDERS

     The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the TECONS and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold TECONS as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.


BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of TECONS may be subject to a "backup" withholding tax at a rate of 31% unless the holder complies with certain identification requirements. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.


UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Payments on TECONS. As discussed above, the Company intends to take the position that the Junior Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of AES under current law; no assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service.

     Assuming that the Junior Subordinated Debentures are classified for U.S. federal income tax purposes as indebtedness of AES, under present U.S. federal income tax law, payments by the Trust or any of its paying agents to any holder of a TECONS who or which is a United States Alien Holder would not be subject to U.S. federal withholding tax; provided, that, (a) the beneficial owner of the TECONS does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of AES entitled to vote, (b) the beneficial owner of the TECONS is not a controlled foreign corporation that is related to AES through stock ownership, and (c) either (A) the beneficial owner of the TECONS certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the TECONS in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

     If the Junior Subordinated Debentures were not classified for U.S. federal income tax purposes as indebtedness of AES, payments by the Trust or any of its paying agents to any holder of a TECONS who or which is a United States Alien Holder would be subject to U.S. withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty). Prospective investors that would be United States Alien Holders should consult their tax advisors concerning the possible application of these rules.

     Dividends on AES Common Stock. Subject to the discussion below, dividends paid to a United States Alien Holder of AES Common Stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, the

Company ordinarily will presume that dividends paid before December 31, 1998 to an address in a foreign country are paid to a resident of such country, unless the Company has knowledge that such a presumption is not warranted.

     Under the recently finalized Treasury Regulations applicable to dividends paid after December 31, 1998 (the "Final Regulations"), to obtain a reduced rate of withholding under a treaty, a United States Alien Holder will generally be required to provide an Internal Revenue Service form W-8 certifying its entitlement to benefits under a treaty. The Regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a United States Alien Holder that is an entity will be treated as having been paid to the entity or to those holding an interest in that entity.

     Generally, the Company must report to the U.S. Internal Revenue Service the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or certain other agreements, the U.S. Internal Revenue Service may make its reports available to tax authorities in the recipient's country of residence.

     Sale or Exchange of TECONS or AES Common Stock. A United States Alien Holder (other than certain U.S. expatriates) will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of the TECONS or AES Common Stock unless (i) the United States Alien Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied; or (ii) AES is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code during the shorter of the United States Alien Holder's holding period or the five year period ending on the date of the sale, exchange or other disposition and certain other conditions are satisfied.

     The Company believes that it is unlikely that it is or will be treated as a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Even if AES is treated as a United States real property holding corporation, gain realized by a United States Alien Holder on a disposition of TECONS or AES Common Stock will not be subject to U.S. federal income tax so long as (i) the United States Alien Holder is deemed to have beneficially owned, in the case of a disposition of AES Common Stock, less than or equal to 5% of the AES Common Stock or, in the case of a disposition of TECONS, less than or equal to 5% of the TECONS, and (ii) the AES Common Stock and the TECONS are currently and will be, at the time of disposition, "regularly traded" on an established securities market (within the meaning of Section 897(c)(3) of the Code and the temporary Treasury Regulations (the "Temporary Regulations")). There can be no assurance that AES Common Stock or the TECONS qualify or will continue to qualify as "regularly traded" on an established securities market.

     Effectively Connected Income. If a United States Alien Holder of TECONS or AES Common Stock is engaged in a trade or business in the United States, and if original issue discount accrued on the TECONS or dividends on such Common Stock is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax on distributions on TECONS and dividends on AES Common Stock, will generally be subject to regular United States income tax on the original issue discount and dividends and on any gain realized on the sale, exchange or other disposition of TECONS or AES Common Stock in the same manner as if it were a United States person. Such a holder will be required to provide to the Company with a properly executed Internal Revenue Service Form 4224 (or a successor form) in order to claim an exemption from withholding tax. On or after December 31, 1998, to comply with this requirement, the United States Alien Holder needs to also provide a valid United States taxpayer identification number. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower rate prescribed by an applicable treaty) of its effectively connected earnings and profits for the taxable year.

                             ERISA CONSIDERATIONS


GENERAL

     A fiduciary of an employee benefit plan subject of Title I of ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the TECONS. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

     The acquisition of TECONS by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to AES that (i) if AES is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code, and
(ii) AES is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the TECONS or the Junior Subordinated Debentures.

     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the TECONS. Any fiduciary of such a governmental or church plan considering an investment in the TECONS should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

     THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF AN ERISA PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE TECONS SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT.


PROHIBITED TRANSACTIONS

     AES may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the TECONS, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the TECONS, any person who is, or who in acquiring such securities is using the assets of, an ERISA Plan should determine that either a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the TECONS, or that its investment in such securities will not result in a Prohibited Transaction.

     Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the TECONS. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding investments by insurance company general accounts.


TRUST ASSETS AS "PLAN ASSETS"

     The Department of Labor has issued final regulations (the "Labor Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Labor Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity in an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Labor Regulations, the Trust will not be an investment company nor an operating company and the TECONS will not constitute a "publicly offered security." As discussed below, after resales pursuant to the shelf registration statement, the TECONS may qualify as "publicly offered securities" for purposes of the Labor Regulations, but such result cannot be assured.

     Under the Labor Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of TECONS, the aggregate interest in the TECONS held by benefit plan investors will be less than 25% of the value of the TECONS. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Labor Regulations, such result cannot be assured. Consequently, if ERISA Plans or investors using plan assets of ERISA plans purchase the TECONS, the Trust's assets could be deemed to be "plan assets" of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the TECONS and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and the responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA Plans that will purchase the TECONS, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

     It is expected that TECONS will be distributed pursuant to an effective registration statement under the Securities Act and they may subsequently be registered under the Exchange Act. TECONS may qualify as "publicly offered securities" under the Labor Regulations if, in addition to such distribution and registration, they are also "widely held" and "freely transferable." Under the Labor Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that after distribution pursuant to the shelf registration statement the TECONS will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Labor Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If after the distribution pursuant to the shelf registration statement, the TECONS do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph could continue to be applicable in connection with the investment by ERISA Plans or investors' using plan assets of ERISA Plans.

                                SELLING HOLDERS

     The holders listed below and the beneficial owners of the TECONS and their transferees, pledgees, donees or other successors, if not identified hereunder then so identified in supplements to this Prospectus, are the Selling Holders under this Prospectus. The following table sets forth, as of a recent practicable date prior to the effectiveness of the Registration Statement of which this Prospectus forms a part, certain information with respect to the Selling Holders named below and the respective number of TECONS owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders, DTC and/or the Property Trustee.






                                                                       NUMBER OF
SELLING HOLDER                                                          TECONS
-------------------                                                   ----------
[To Come] .........









    Total .........                                                   6,000,000
                                                                      =========




     None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates other than Roger W. Sant, who is Chairman of the Board of the Company. None of the Selling Holders owns any shares of AES Common Stock, other than Roger W. Sant who owns [ ]% of the Common Stock. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the TECONS, the Junior Subordinated Debentures or the AES Common Stock issuable upon conversion of the TECONS, no estimate can be given as to the amount of the TECONS, the Junior Subordinated Debentures or the AES Common Stock issuable upon conversion of the TECONS that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their TECONS, since the date on which they provided the information regarding their TECONS, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Only Selling Holders identified above who beneficially own the Offered Securities set forth opposite each such Selling Holder's name in the foregoing table on the effective date of the Registration Statement of which this Prospectus forms a part may sell such Offered Securities pursuant to the Registration Statement. The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Holders in supplements to this Prospectus.


                             PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.


     The costs of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     The Trust does not intend to list the TECONS on any securities exchange. The Trust has been advised by the Initial Purchasers, other than Unterburg Harris, that they intend to make a market in them as permitted by applicable laws and regulations. The Initial Purchasers are not obligated, however, to make a market in the TECONS and any such market-making may be discontinued at any time at the sole discretion of the Initial Purchasers. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the TECONS.


                                 LEGAL MATTERS

     The validity of the Junior Subordinated Debentures, the Common Stock issuable upon conversion of the TECONS, the Guarantee and certain matters relating thereto and certain U.S. federal income taxation matters will be passed upon for AES and AES Trust by Davis Polk & Wardwell, and the validity of the TECONS will be passed upon for the Company and AES Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company and AES Trust.


                                    EXPERTS

     The financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K, filed November 6, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Companhia Energetica de Minas Gerais -- CEMIG for the years ended December 31, 1996 and 1995, prepared in accordance with accounting principles generally accepted in Brazil, incorporated by reference in this Prospectus from Item 7 of the Current Report on Form 8-K of The AES Corporation filed July 16, 1997, have been audited by Price Waterhouse Auditores Independentes, Belo Horizonte, Brazil, independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Companhia Centro-Oeste de Distribuicao de Energia Electrica -- CEEE D2 (formerly Midwest Division of Companhia Estadual de Energia Eletrica -- CEEE) as at and for the nine-month period ended September 30, 1997, prepared in accordance with accounting practices originating in Brazil's Corporation Law, incorporated by reference in this Prospectus from Item 7 of the Current Report on Form 8-K of The AES Corporation, filed January 9, 1998, have been audited by Ernst & Young Auditores Independentes S.C., Porto Alegre, Brazil, independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                                                      APPENDIX A


                               NOTICE OF TRANSFER
                       PURSUANT TO REGISTRATION STATEMENT



The First National Bank of Chicago
153 West 51st Street
5th Floor
New York, New York
Attention: Corporate Trust Services Divisions

The AES Corporation
1001 N. 19th Street
Arlington, Virginia 22209
Attention: General Counsel

     Re: AES TRUST II (the "Trust") TECONS
       THE AES CORPORATION (the "Company")



Dear Sirs:

     Please  be  advised  that           has transferred
TECONS, (or         5.50%  Junior Subordinated Debt Securities of the Company or
shares of Common Stock of the Company, issued in exchange for or upon conversion of the TECONS) pursuant to an effective Registration Statement on
Form S-3 (File No. 333-     ) filed by the Company and the Trust.

     We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the transferred securities is named as a "Selling Holder" in the Prospectus dated , 1998 or in supplements thereto, and that the aggregate amount of the securities transferred are (or are included in) the securities listed in such Prospectus opposite such owner's name.


Dated:                               Very truly yours,




                                     -------------------------
                                     Name:
                                     By: ---------------------
                                        (Authorized Signature)

                                   [AES LOGO]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.




   SEC Registration filing fee ............................    $88,500
   Printing and engraving expenses ........................    $
   Blue sky fees and expenses (including counsel) .........    $
   Legal fees and expenses ................................    $
   Fees of accountants ....................................    $
   Fees of trustee ........................................    $
                                                               -------
      Total ...............................................    $
                                                               =======



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY


     Under the Company's By-Laws, and in accordance with Section 145 of the Delaware General Corporation Law ("GCL"), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as an agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors.


     Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.


     Pursuant to Company's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.


     In addition, under the Company's By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's By-Laws.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST


     The Declaration provides that no Trustee, affiliate of any Trustee, paying agent, or conversion agent, or any officer, director, shareholder, member, partner, employee, representative or agent of any Trustee, paying agent, or conversion agent (each an "Indemnified Person") shall be liable, responsible, or accountable in damages or otherwise to the Trust or any (i) officer, director, shareholder, partner, representative, employee or agent of the Trust or its Affiliates, (ii) any officer, director, shareholder, employees, representatives or agents of the Company and its affiliates or (iii) the holders from to time of Trust's Common Securities and Preferred Securities (the persons referred to in
(i)-(iii) collectively, the "Covered Persons") for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage, or claim incurred by reason of such Indemnified Person's gross negligence (but, in the case of the Property Trustee, subject to the Trust Indenture Act) or willful misconduct with respect to such acts or omissions.


     The Declaration also provides that, to the full extent permitted by law, the Company shall indemnify and hold harmless each Indemnified Person from and against, any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (but, in the case of the Property Trustee, subject to the Trust Indenture Act) or willful misconduct with respect to such acts or omissions.


     The Declaration further provides that, to the full extent permitted by law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized by the Declaration.



ITEM 16. EXHIBITS.



 EXHIBITS    DESCRIPTION OF EXHIBIT
----------   ------------------------------------------------------------------------------------------
  4.1        Junior  Subordinated  Debt Trust  Securities  Indenture dated as of
             March 1, 1997  between the Company and The First  National  Bank of
             Chicago

  4.1.1 Second Supplemental Indenture dated as of October 29, 1997 between the Company and The First National Bank of Chicago

  4.2        Registration  Rights Agreement dated as of October 29, 1997 between
             The AES  Corporation and J.P. Morgan  Securities  Inc.,  Donaldson,
             Lufkin & Jenrette Securities Corporation and Unterberg Harris, L.P.

  4.3        Amended and  Restated  Declaration  of Trust of AES Trust II

  4.4        Restated  Certificate of Trust of AES Trust II (included in Exhibit
             4.2)

  4.5        Form of Preferred Security (included in Exhibit 4.3)

  4.6        Form of  Junior  Subordinated  Debt  Trust  Security  (included  in
             Exhibit 4.1.1)

  4.7        Preferred Securities Guarantee with respect to Preferred Securities

  5.1        Opinion of Davis Polk & Wardwell

  5.2        Opinion of Delaware counsel


 EXHIBITS    DESCRIPTION OF EXHIBIT
----------   ----------------------------------------------------------------------------------------------
12.1         Statement  re:  Computation  of ratio of earnings to fixed  charges
             (incorporated  by  reference  to  Amendment  No. 1 to  Registration
             Statement No.  333-39857 of The AES Corporation  filed November 19,
             1997)

23.1         Consent of Deloitte & Touche LLP

23.2         Consent of Price Waterhouse Auditores Independentes

23.3         Consent of Ernst & Young Auditores Independentes S.C.

23.4         Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

23.5         Consent of Delaware counsel (included in Exhibit 5.2)

24.1         Powers of Attorney for the Company (included on signature page)

24.2 Powers of Attorney for the Company as sponsor, to sign the Registration Statement on behalf of AES Trust II (included in
             Exhibit 4.3)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture
             (incorporated by reference to Registration  Statement No. 333-15487 of The AES Corporation filed November 4, 1996)

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust II (incorporated by reference to Registration Statement No. 333-15487 of The AES
             Corporation filed November 4, 1996)

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust II (incorporated by reference to Registration Statement No. 333-15487 of The AES
             Corporation filed November 4, 1996)


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrar of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on February 12, 1998.


                                        THE AES CORPORATION



                                        By: /s/ Dennis W. Bakke
                                           ------------------------------------


                                           Dennis W. Bakke
                                           President and Chief Executive Officer


     The Registrant and each person whose signature appears below constitutes and appoints Dennis W. Bakke and William R. Luraschi and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on January 28, 1998.






           SIGNATURE                               TITLE                           DATE
------------------------------   ----------------------------------------   ------------------
/s/ Roger W. Sant                Chairman of the Board                      January 28, 1998
-----------------------
    Roger W. Sant

/s/ Dennis W. Bakke              President, Chief Executive Officer and     January 28, 1998
-----------------------          Director (Principal Executive Officer)
    Dennis W. Bakke

/s/ Vicki-Ann Assevero           Director                                   January 28, 1998
-----------------------
    Vicki-Ann Assevero

/s/ Dr. Alice F. Emerson         Director                                   January 28, 1998
-----------------------
    Dr. Alice F. Emerson

/s/ Robert F. Hemphill, Jr.      Director                                   January 28, 1998
-----------------------
    Robert F. Hemphill, Jr.

/s/ Frank Jungers                Director                                   January 28, 1998
-----------------------
    Frank Jungers

              SIGNATURE                                    TITLE                   DATE
------------------------------   ----------------------------------------   ------------------
/s/ Dr. Henry R. Linden          Director                                   January 28, 1998
----------------------------
    Dr. Henry R. Linden

/s/ John H. McArthur             Director                                   January 28, 1998
----------------------------
    John H. McArthur

/s/ Hazel O'Leary                Director                                   January 28, 1998
----------------------------
    Hazel O'Leary

/s/ Thomas I. Unterberg          Director                                   January 28, 1998
----------------------------
    Thomas I. Unterberg

/s/ Robert H. Waterman, Jr.      Director                                   January 28, 1998
----------------------------
    Robert H. Waterman, Jr.

/s/ Barry J. Sharp               Vice President and Chief Financial Officer January 28, 1998
----------------------------       (Principal Financial and Accounting
                                   Officer)
    Barry J. Sharp

By: /s/ William R. Luraschi                                                 January 28, 1998
   -------------------------
        Attorney-in-Fact


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AES Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on February 12, 1998.


                                        AES TRUST II


                                        By: The AES Corporation, as Sponsor



                                        By: /s/ William R. Luraschi

                                           ------------------------------------
                                           Name: William R. Luraschi
                                           Title: General Counsel and Secretary

                                 EXHIBIT INDEX



                                                                                                  SEQUENTIAL
                                                                                                  NUMBERED
 EXHIBITS    DESCRIPTION OF EXHIBITS                                                              PAGE
----------   ----------------------------------------------------------------------------------   -----------
   4.1       Junior  Subordinated  Debt Trust  Securities  Indenture dated as of
             March 1, 1997  between the Company and The First  National  Bank of
             Chicago

   4.1.1 Second Supplemental Indenture dated as of October 29, 1997 between the Company and The First National Bank of Chicago

   4.2       Registration  Rights Agreement dated as of October 29, 1997 between
             The AES  Corporation and J.P. Morgan  Securities  Inc.,  Donaldson,
             Lufkin & Jenrette Securities Corporation and Unterberg Harris, L.P

   4.3       Amended and Restated  Declaration of Trust of AES Trust II

   4.4       Restated  Certificate of Trust of AES Trust II (included in Exhibit
             4.3)

   4.5       Form of Preferred   Security   (included   in  Exhibit  4.3)

   4.6       Form of  Junior  Subordinated  Debt  Trust  Security  (included  in
             Exhibit 4.1.1)

   4.7       Preferred Securities Guarantee with respect to Preferred Securities

   5.1       Opinion of Davis Polk & Wardwell*

   5.2       Opinion of Delaware counsel*

   12.1      Statement  re:  Computation  of ratio of earnings to fixed  charges
             (incorporated  by  reference  to  Amendment  No. 1 to  Registration
             Statement No.  333-39857 of The AES Corporation  filed November 19,
             1997)

   23.1      Consent of Deloitte & Touche LLP

   23.2      Consent of Price Waterhouse Auditores Independentes

   23.3      Consent of Ernst & Young Auditores Independentes S.C.

   23.4      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

   23.5      Consent of Delaware  counsel  (included  in Exhibit 5.2)

   24.1      Powers of Attorney for the Company  (included  on  signature  page)

   24.2 Powers of Attorney for the Company as sponsor, to sign the Registration State ment on behalf of AES Trust II (included in
             Exhibit 4.3)

   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture
             (incorporated by reference to Registration  Statement No. 333-15487 of The AES Corporation filed November 4, 1996)
   25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of AES Trust II (incorporated by reference to Registration Statement No. 333-15487 of The AES
             Corporation filed November 4, 1996)
   25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust II (incorporated by reference to Registration Statement No. 333-15487 of The AES
             Corporation filed November 4, 1996)



----------
*To be filed by amendment